Exhibit 10.29
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
AMENDED AND RESTATED
RESEARCH AND DEVELOPMENT AGREEMENT
among
ALEXZA PHARMACEUTICALS, INC.,
SYMPHONY ALLEGRO HOLDINGS LLC
and
SYMPHONY ALLEGRO, INC.

Dated as of December 1, 2006

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A — Certain Definitions
Annex B — Development Committee Charter
Annex C — Initial Development Plan and Initial Development Budget
Annex D — {Intentionally Omitted.}
Annex E — Payment Terms
Schedule 6.2 — Subcontracting Agreements
Schedule 6.5 — Alexza Key Personnel
Schedule 12.1(f) — Material Disclosed Contracts

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED
RESEARCH AND DEVELOPMENT AGREEMENT
     This Amended And Restated Research And Development Agreement (this “Agreement”) is entered into as of December 1, 2006 (the “Closing Date”) by and among Alexza Pharmaceuticals, Inc., a Delaware corporation (“Alexza”), Symphony Allegro, Inc., a Delaware corporation (“Symphony Allegro”) (each of Alexza and Symphony Allegro being a “Party,” and collectively, the “Parties”), and Symphony Allegro Holdings LLC, a Delaware limited liability company (“Holdings”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A attached hereto.
PRELIMINARY STATEMENT
     Alexza and Holdings have entered into that certain Research and Development Agreement, dated as of December 1, 2006 (the “Research and Development Agreement”). Pursuant to this Agreement, Holdings desires to assign all of its rights and delegate its obligations under the Research and Development Agreement to Symphony Allegro, and Alexza and Symphony Allegro desire to amend and restate the terms and conditions of the Research and Development Agreement.
     In the Novated and Restated Technology License Agreement, Alexza grants Symphony Allegro an exclusive license to develop and commercialize the Products. Symphony Allegro wishes for Alexza to continue to develop such Products. Symphony Allegro and Alexza desire to establish, and agree on the responsibilities of, a Development Committee to oversee such development. Alexza and Symphony Allegro further desire to comply with and perform certain agreements and obligations related thereto.
     The Parties hereto agree as follows:
     1. Assignment. The Parties agree that from and after the Closing Date, all of the rights and obligations of Holdings under the Research and Development Agreement will be assigned and transferred to, and assumed by, Symphony Allegro.
     2. Overview of Development.
               (a) The Parties shall develop the Programs in a collaborative and efficient manner as set forth in this Article 2. Representatives of the Parties shall engage in joint decision-making for the Programs as set forth in Articles 3 and 4 hereof. Symphony Allegro shall have overall responsibility for all matters set forth in the Development Plan (pursuant to Article 7 hereof), and shall engage Alexza (pursuant to Article 6 hereof), RRD (pursuant to the RRD Services Agreement), and such independent contractors and agents as it may retain with RRD’s assistance or as Alexza may retain on Symphony Allegro’s behalf (which contractors include entities retained by Alexza prior to the Closing Date pursuant to the Subcontracting Agreements set forth on Schedule 6.2), to act on behalf of Symphony Allegro and carry out the duties set forth therein and herein, including management, supervisory and accounting functions,

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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pre-clinical and clinical development, manufacturing, scientific and technical services associated with such development, and patent work under the Programs.
               (b) Alexza hereby acknowledges and agrees to Symphony Allegro’s engagement of RRD to act on its behalf and to carry out the duties assigned to RRD herein and in the RRD Services Agreement, including, but not limited to (i) providing personnel and support to the Development Committee and the Symphony Allegro Board, (ii) the management and administration of Symphony Allegro, (iii) supervising and monitoring Alexza’s implementation of the Programs, and (iv) subject to Section 6.1(a) and without limiting Alexza’s role thereunder, such other development-related work as Symphony Allegro may reasonably delegate to RRD in accordance with the Development Plan.
               (c) With respect to the AZ-002 Program and the AZ-004 Program, Alexza shall be responsible for the execution of all pre-clinical and clinical development, all scientific and technical services associated with such development, and all patent work, including all related matters set forth in the Development Plan for such Programs.
               (d) Nothing in Section 2(c) shall in any way limit the authority of the Development Committee (as defined below) or the Symphony Allegro Board hereunder, and the engagements and delegations set forth therein shall be subject to the terms and conditions of this Agreement and the RRD Services Agreement, and the satisfactory performance by RRD and Alexza of their obligations pursuant hereto and thereto. The allocations of responsibility described in this Article 2 shall remain subject to further modification in accordance with the terms and conditions of this Agreement and the RRD Services Agreement.
     3. Development Committee. The Parties shall establish and maintain a committee (the “Development Committee”) to oversee the development of the Programs (including the continued development and refinement of the Development Plan and the Development Budget). The Development Committee shall be established, operated and governed in accordance with the policies and procedures set forth in Annex B hereto (the “Development Committee Charter”). The Development Committee Charter may be amended only with the unanimous approval of the Development Committee Members and the consent of the Symphony Allegro Board, Holdings and Alexza. In no event shall the Development Committee have the power to amend the terms of any Operative Document.
     4. Development Plan and Development Budget.
          4.1 Generally. The Parties have agreed, as of the Closing Date, to an Initial Development Plan and an Initial Development Budget, which are attached hereto and incorporated herein as Annex C, and which shall be further developed and refined from time to time in accordance herewith. The Initial Development Plan consists (and the Development Plan shall consist) of detailed provisions governing all research, pre-clinical, clinical, development, manufacturing, scientific, technical, regulatory and patent work to be performed under the Operative Documents. Following the Closing Date, the Development Committee shall, on an ongoing basis, further develop the Development Plan to include, without limitation, (i) an outline of the plan for the development of each Program; (ii) outlines of non-clinical activities, key regulatory and quality activities, and CMC activities for each Program; and (iii) a forecast for

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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amounts of Clinical Trial Materials required for each Program and a timeline for manufacturing such Clinical Trial Materials. The Initial Development Budget consists (and the Development Budget shall consist) of two (2) components: (x) a budget for the Development Plan (the “Clinical Budget Component”), and (y) a budget for the management and administrative functions of Symphony Allegro, as set forth in Section 1(a) of the RRD Services Agreement. The Clinical Budget Component shall be further divided into separate budgets for each Program, and, following the Closing Date, the Development Committee shall further develop and refine the Clinical Budget Component to include, without limitation, (1) budget spreadsheets summarizing anticipated costs of engaging third party service providers and the scope of work to be performed by such third parties; and (2) the number of FTEs to be dedicated to the Programs (by function and work responsibilities, on a Program-by-Program basis). All presently anticipated or actual expenditures of Symphony Allegro, including, without limitation, compensation of members of the Symphony Allegro Board and compensation to RRD, are included in the Initial Development Budget attached hereto, and will continue to be included in any amendments thereof. The Development Committee shall, at the request of the Symphony Allegro Board, submit the Development Plan and the Development Budget (as each shall have been developed and refined up to such point) to the Symphony Allegro Board for its review at the first meeting of the Symphony Allegro Board. Following the Symphony Allegro Board’s review, the Development Committee shall work diligently to incorporate any comments generated by the Symphony Allegro Board’s review and update the Development Plan and the Development Budget as soon as practicable, and submit the updated Development Plan and the updated Development Budget to the Symphony Allegro Board for further review.
     4.2 Amendments.
               (a) All amendments of, and all material deviations from, the Development Plan and Development Budget (including amendments or deviations made at the request of Alexza or RRD, in accordance with Section 8.3 hereof or Section 2(b) of the RRD Services Agreement, respectively) shall be made in accordance with the procedures described in this Article 4 and in the Development Committee Charter, including obtaining the approval of the Symphony Allegro Board, as may be required by the Development Committee Charter. No amendment of the Development Plan that alters the forecast for the amounts of Clinical Trial Materials provided by Alexza and required for either Program within six (6) months after the amendment effective date shall be made without (i) amending the Development Budget to compensate Alexza for costs associated with accommodating such alteration and (ii) receiving written confirmation from Alexza that it can complete delivery of the revised forecasts within the applicable time periods specified in such amendment to the Development Plan. Any proposed amendment of the Development Budget which increases the Management Fee or the Development Fee shall require the written consent of Alexza, not to be unreasonably withheld. Any proposed amendment of the Development Budget which has the effect of increasing, in aggregate, by $50,000 or more for a given contract year, those aggregate Cross Program Expenses set forth in line items 7 through 12 of page 2 of the Development Budget attached hereto shall require Alexza’s prior consent (such consent not to be unreasonably withheld). The Development Committee shall approve all amendments to the Development Plan and Development Budget that are proposed by Alexza to implement changes to the Product configurations or specifications to make them consistent with other Staccato Technology-

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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employing products being manufactured by or on behalf of Alexza unless such amendments, individually or in the aggregate, have or could reasonably be expected to have a materially adverse impact on timelines within the Development Plan or on manufacturing or other costs set forth in the Development Budget.
          (b) The Development Committee shall review the Development Plan and Development Budget in their entirety on a semi-annual basis to determine whether any changes are required, and shall comply with all procedures required to amend the Development Plan or Development Budget to implement such changes. Furthermore, following the Closing Date, the Development Committee shall, on an ongoing basis, continue to develop the Development Plan, including, without limitation, as set forth in Section 4.1 and in response to requests, proposals or reports from Alexza and RRD to the Development Committee.
          (c) A Program may only be discontinued in the event that either (i) the Parties mutually agree to discontinue such Program based on (A) a Medical Discontinuation Event, or (B) scientific evidence (regardless of whether such evidence is generated by a Party or a third party) that the likelihood of success for a particular Program is not enough to warrant further development (a “Scientific Discontinuation Event”) that arises in the course of developing such Program; or (ii) upon recommendation of the Development Committee, the Symphony Allegro Board resolves to discontinue such Program by (A) if the Symphony Allegro Board shall have less than five (5) members, the unanimous consent of all the members of the Symphony Allegro Board, or (B) if the Symphony Allegro Board shall have five (5) members, an affirmative vote of at least four-fifths (4/5ths) of the members of the Symphony Allegro Board; provided, that notwithstanding the foregoing, the Symphony Allegro Board may at any time, by the applicable vote described in this clause (ii), discontinue a Program upon a Medical Discontinuation Event without a prior recommendation of the Development Committee. The Development Committee shall promptly thereafter amend the Development Plan to reflect such discontinuation and amend the Development Budget to reallocate to any or all of the remaining Programs some or all of the funds previously allocated to the discontinued Program (with any funds not then allocated to be held for reallocation by the Development Committee).
          (d) The Development Plan shall never be amended in any manner that would require Alexza or Symphony Allegro (or any Person acting on behalf of Alexza or Symphony Allegro (including RRD and its RRD Personnel)) to perform any assignments or tasks in a manner that would violate any applicable law or regulation. In the event of a change in any applicable law or regulation, the Development Committee shall consider amending the Development Plan to enable Alexza or Symphony Allegro (or any Person acting on behalf of Alexza or Symphony Allegro (including RRD and its RRD Personnel)), as the case may be, to comply fully with such law or regulation. If such amendment is not approved, the affected Party shall be excused from performing any activity specified herein or in the Development Plan that would violate or result in a violation of any applicable law or regulation.
          4.3 Alexza’s Independent Staccato Technology Research.
          (a) Symphony Allegro and Holdings acknowledge that Alexza may perform work on the Staccato Technology that is outside the scope of the Development Plan and may use Alprazolam and Loxapine in the course of such work, including performing tests

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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designed to evaluate the technical and commercial feasibility and other characteristics of potential new Product configurations that employ improvements to the Staccato Technology; provided however, that Alexza cannot directly or indirectly conduct any clinical trials with respect to Alprazolam or Loxapine in the course of performing such independent work.
          (b) If the Development Committee is interested in pursuing any such Staccato Technology improvement in one or both Programs, the Development Committee shall give notice thereof to Alexza and Alexza shall provide such Staccato Technology improvement to Symphony Allegro and the Development Plan shall be amended to reflect the work to be performed on such alternate Product configuration(s), and the Development Budget shall be amended (i) to reimburse Alexza for a reasonable proportion of the costs previously incurred by Alexza but not otherwise reimbursed by Symphony Allegro with respect to the development and testing of such Staccato Technology improvement, with such proportion (the “Past Staccato Technology Proportion”) to be negotiated in good faith by Symphony Allegro and Alexza and determined based upon commercially reasonable terms no less favorable than those terms offered by Alexza to third parties; provided that if the parties are unable to agree on such proportion within [ * ], it shall be determined in accordance with clause (c) below, and (ii) to cover a proportion of future costs associated with such alternate Product configurations and the manufacture and quality assurance thereof, including any capital improvements made to facilitate such manufacture and quality assurance, such proportion (the “Future Staccato Technology Proportion”) negotiated in good faith by Symphony Allegro and Alexza and determined based upon commercially reasonable terms no less favorable than those terms offered by Alexza to third parties; provided that if the parties are unable to agree on such proportion within [ * ], it shall be determined in accordance with clause (c) below.
          (c) If Alexza and Symphony Allegro cannot agree on the Past Staccato Technology Proportion or the Future Staccato Technology Proportion (each such non-agreed proportion, the “Disputed Staccato Technology Proportion”), then such parties shall jointly select an independent nationally recognized expert to resolve any disagreements regarding the Disputed Staccato Technology Proportion(s). The Parties shall use commercially reasonable efforts to cause such expert to make its determination of the Disputed Staccato Technology Proportion(s) within [ * ] of accepting its selection. The expert’s determination of the Disputed Staccato Technology Proportion(s) shall, absent manifest error, be final, binding and conclusive and Alexza shall provide to Symphony Allegro such Staccato Technology improvement in accordance with the terms thereof. All costs and expenses of the expert shall be shared equally between Alexza and Symphony Allegro. Notwithstanding the foregoing, in any case, each Party shall be responsible for the payment of its respective costs and expenses, including any attorneys’ fees.
     5. Regulatory Matters.
          5.1 FDA Sponsor. Notwithstanding any governance provision contained herein or in any Operative Document, the Parties agree that, until the termination or unexercised expiration of the Purchase Option, Alexza shall be the FDA sponsor, and shall serve the equivalent role with respect to any corresponding recognized regulatory authority outside of the United States, for the Programs, except any Programs which were the subject of a Discontinuation Option that was not exercised by Alexza (the “FDA Sponsor”). As the FDA

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Sponsor, Alexza shall have the responsibility and the authority to act as the sponsor and make those decisions and take all actions necessary to assure compliance with all regulatory requirements. Alexza agrees to be bound by, and perform all obligations set forth in, 21 C.F.R. § 312 and any and all similar obligations imposed by a recognized foreign regulatory authority related to Alexza’s role as the FDA Sponsor. Notwithstanding anything to the contrary in Article 4 or the Development Committee Charter, Alexza, in its capacity as FDA Sponsor, may discontinue or modify any Program without the approval of the Development Committee or the Symphony Allegro Board in the event such actions are: (a) attributable to an event that is reportable to the FDA or corresponding recognized regulatory authority outside of the United States; and (b) reasonably necessary to avoid the imposition of criminal or civil liability; provided, however, that to the extent commercially reasonable, Alexza shall (i) pursuant to Section 5.2, advise and consult with the Development Committee prior to taking such action and (ii) forward a copy of all regulatory correspondence relevant to such discontinuation or modification to the members of the Symphony Allegro Board.
          5.2 Correspondence. Each Party hereto acknowledges that Alexza, in its capacity as FDA Sponsor, shall be the Party responding to any regulatory correspondence or inquiry regarding one or both Programs. Alexza shall: (a) notify at least one (1) Development Committee Member designated by Holdings within twenty-four (24) hours of any FDA or other governmental or regulatory inspection or inquiry concerning any study or project under the Programs, including, but not limited to, inspections of investigational sites or laboratories; and (b) forward to the Development Committee copies of any correspondence from any regulatory or governmental agency relating to such a study or project, including, but not limited to, Form FD-483 notices and FDA refusal to file, action or warning letters, even if they do not specifically mention Symphony Allegro. Subject to the following sentence, Symphony Allegro shall not have any right to initiate any regulatory correspondence with respect to the Programs. In the event that Symphony Allegro receives a request or notification from a Governmental Authority with respect to the Programs, Symphony Allegro shall: (i) notify Alexza within twenty-four (24) hours of receipt of such request or communication and (ii) to the extent practicable, submit any proposed response to Alexza for review and approval; provided, that such approval shall not be unreasonably withheld and shall not prevent Symphony Allegro from complying with any legal requirements. Furthermore, Alexza shall be the Party responsible for responding to or handling any FDA or regulatory inspection with respect to one or both Programs; provided, that Alexza shall notify at least one (1) of the Development Committee Members designated by Holdings (i) within twenty-four (24) hours of receiving notice of the commencement of a clinical hold for any Protocol, and (ii) concurrently with its submission to the FDA of any IND safety reports for the Programs.
          5.3 Inspections and Meetings. Each Party agrees that, during an inspection by the FDA or other Regulatory Authority concerning any study or project under the Programs, it will not disclose to such agency any information and materials (including but not limited to (x) financial data and pricing data including, but not limited to, budget and payment schedules, (y) sales data (other than shipment data), and (z) personnel data (other than data as to qualification of technical and professional persons performing functions subject to regulatory requirements)) that are not required to be disclosed to such agency without first obtaining the consent of the other Party, which consent shall not be unreasonably withheld or delayed, except to the extent

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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that such Party may be required by law to disclose such information and materials. Alexza shall be the Party responsible for arranging and participating in any meetings with any Regulatory Authority concerning one or both Programs. To the extent practicable, Alexza shall provide prompt and reasonable prior notice of any such meetings to at least one (1) of the Development Committee Members designated by Holdings, and shall, upon a request from Symphony Allegro, and to the extent reasonably possible, facilitate the attendance of at least one (1) of the Development Committee Members designated by Holdings at any such meeting reasonably anticipated to pertain in a material way to a Program. Following any meeting that pertains to a Program, but that was not attended for any reason by at least one (1) of the Development Committee Members designated by Holdings, Alexza shall provide at least one (1) of the Development Committee Members designated by Holdings with an oral summary of that portion of the meeting relevant to such Program within twenty-four (24) hours of such meeting and a written summary of that portion within five (5) Business Days of such meeting.
          5.4 Transfer of FDA Sponsorship.
               (a) On or prior to the thirtieth (30th) day after the unexercised expiration or termination of the Purchase Option, Alexza shall cease to act as the FDA Sponsor for the Programs for which Alexza has not exercised the Discontinuation Option, and Alexza and Symphony Allegro shall, at Symphony Allegro’s expense, take all actions necessary to effect the transfer of (x) the Regulatory Files (excluding Drug Master Files, but subject to Symphony Allegro’s rights under Section 2.7 of the Novated and Restated Technology License Agreement) related to such Programs to Symphony Allegro or its designee in accordance with Section 2.7 of the Novated and Restated Technology License Agreement, and (y) any and all materials necessary for Symphony Allegro to practice or exploit the license granted to it under the Novated and Restated Technology License Agreement, by such date. In conjunction with such transfer, Alexza shall assign to Symphony Allegro or its designee, at Symphony Allegro’s expense and as of the date specified in the first sentence of this Section 5.4(a), all of the material Development Subcontracting Agreements to which Alexza is a party and that: (i) are solely related to such Programs or are directly but not solely related to such Programs to the extent the rights related to or used in connection with such Programs are severable or otherwise separately assignable; (ii) provide Alexza with preclinical or clinical services from third party suppliers and subcontractors; (iii) are not related to the manufacture of a Product or the improvement of the Staccato Technology; and (iv) are assignable to Symphony Allegro or its designee without consent from the other party to the agreement. The Parties shall negotiate in good faith regarding the assignment, or other mechanism, of providing Symphony Allegro with the rights, benefits and obligations of other Development Subcontracting Agreements to the extent related to or used in connection with the Programs and that meet the criteria set forth in (i), (ii), (iii) and (iv) above; provided that Alexza shall use commercially reasonable efforts to cause the assignment of any non-assignable material Development Subcontracting Agreement or portion thereof that meet the criteria set forth in (i), (ii) and (iii) above. If it is not successful in causing such assignment, Alexza shall act as Symphony Allegro’s agent, at Symphony Allegro’s reasonable request and expense, in procuring all goods and services under such agreements until such time as Symphony Allegro enters into alternative arrangements to procure such services, provided that Symphony Allegro uses commercially reasonable efforts to enter into such alternative arrangements as soon as possible. Alexza agrees to take such commercially reasonable actions as Symphony Allegro

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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may request in furtherance of the foregoing, at the expense of Symphony Allegro. Such efforts shall not include any obligation for Alexza to incur any out-of-pocket costs. Alexza shall provide copies of all such Development Subcontracting Agreements to Symphony Allegro, at Symphony Allegro’s expense, in connection with such transfer. For clarity, Alexza shall not have any obligation pursuant to this Section 5.4(a) to: (A) transfer to Symphony Allegro or its designee any Drug Master File or equivalent thereof for the manufacture of any Product, (B) assign to Symphony Allegro or its designee any material agreement that pertains to the manufacture of any Product or to any product that is not a Product except in accordance with this Section 5.4(a), (C) deliver to Symphony Allegro or its designee any units of finished Product that Symphony Allegro did not pay for prior to the expiration or termination of the unexercised Purchase Option, other than units of finished Product for which an order is outstanding (and payment is made) as of the expiration or termination of the unexercised Purchase Option, or (D) deliver to Symphony Allegro or its designee any components (including bulk Alprazolam and Loxapine) of the Products or any partially assembled or partially finished Products.
               (b) Except as provided in the Amended and Restated Technology License Agreement, upon the discontinuation of any of the Programs pursuant to Section 4.2(c), Alexza shall have no further obligations with respect to such Programs under the Operative Documents. If such Program is transferred or licensed to a third party in accordance with Section 11 (such third party, the “Transferee”), then Alexza shall cooperate with Symphony Allegro and the Transferee to effect the assignment to the Transferee of the sponsorship to the Regulatory Files (excluding Drug Master Files, but subject to Symphony Allegro’s rights under Section 2.7(a)(i) of the Novated and Restated Technology License Agreement) that are solely related to such Program; provided, however, that Alexza shall not be obligated to take any action pursuant to this Section 5.4(b) for which it will not receive full reimbursement from Symphony Allegro or another party. The assignment of such Regulatory Files to the Transferee does not include an assignment of any Licensed Intellectual Property.
     6. Alexza’s Obligations.
          6.1 Generally.
               (a) Alexza shall have primary responsibility for and “prime contractor” status with respect to the implementation of the Programs. Without limiting the foregoing, Alexza shall specifically be responsible for (i) performing all pre-clinical and clinical development for the AZ-002 Program and the AZ-004 Program in accordance with the Development Plan, (ii) manufacturing of Clinical Trial Materials for the Programs, and carrying out the quality assurance therefor, in each case in accordance with the Development Plan, (iii) making improvements to the Staccato Technology for potential incorporation into the Products and testing such improvements with Alprazolam and/or Loxapine, as applicable, and implementing changes to manufacturing processes and facilities to enable manufacture of new Product conformations incorporating such improvements, in each case in accordance with the Development Plan, and (iv) executing all other matters set forth in the Development Plan that are delegated to Alexza by Symphony Allegro pursuant to the Development Plan (collectively, the “Alexza Obligations”).

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               (b) On account of Alexza’s prime contractor status, the Development Committee shall first offer Alexza the opportunity to perform any activity included in the Development Plan (other than those types and categories of activities allocated to a party other than Alexza in the Initial Development Plan) and shall only allocate such activity to RRD (other than activities set forth in the RRD Services Agreement) or a third party if Alexza is not willing or able to perform such activity or lacks the resources to perform such activity in accordance with industry standards and on commercially reasonable terms as determined by the Development Committee. Alexza agrees that it will work diligently and use commercially reasonable efforts to discharge the Alexza Obligations in a manner consistent with the standards customary in the biopharmaceutical industry for comparable high quality services and in accordance with the Development Plan, the Development Budget, and the terms of this Agreement. In the event that either Party is concerned that Alexza may be unable to execute any of the aforementioned development activities which comprise the Alexza Obligations, such Party shall bring such concern to the attention of the Development Committee. The Development Committee shall evaluate the concern and consider in good faith commercially reasonable amendments to the Development Plan and Development Budget that would facilitate Alexza’s ability to perform such Alexza Obligations and shall explore the feasibility and expense of Alexza engaging a new subcontractor to perform such Alexza Obligations in lieu of Alexza or its current subcontractor. If the Development Committee (A) decides by majority vote that the concern is valid and compelling but is unable to agree upon a solution that addresses such concern, or (B) is unable to decide by at least a majority as to whether such concern is valid and compelling, then, in each case, the Parties will follow the dispute resolution procedures set forth in Paragraph 11 of the Development Committee Charter. If such procedures do not result in a solution that resolves such concern, then the Symphony Allegro Board shall have the power to instruct the Development Committee to re-assign such development activities in a manner to be determined by the Development Committee, and Alexza shall, at the reasonable request of the Development Committee and at the expense of Symphony Allegro, transfer and deliver to Symphony Allegro (or RRD on behalf of Symphony Allegro) copies of any and all consents, materials, documents, files and other information (excluding Drug Master Files, but subject to Symphony Allegro’s rights under Section 2.7(a)(i) of the Novated and Restated Technology License Agreement) that relate to such development activities and that are necessary for another entity to perform such development activities; provided, that Alexza shall be permitted to retain the originals of such transferred materials, documents, files and other information relating to such development activities as necessary in order to comply with any requirements of a Governmental Authority or to use such items for purposes other than the relevant Program.
          6.2 Subcontracting.
               (a) Alexza agrees that it will not enter into any non-written Subcontracting Agreements. Each and every Subcontracting Agreement in effect as of the Closing Date (other than certain stand-alone purchase orders to be reviewed by the Development Committee after the Closing Date) is disclosed on Schedule 6.2 hereto. Other than the Subcontracting Agreements set forth on Schedule 6.2, there are no other written or oral agreements, contracts, understandings, arrangements or other commitments in effect as of the Closing Date that are related to the performance of the Alexza Obligations by third parties (other than certain stand-alone purchase orders to be reviewed by the Development Committee after the

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Closing Date). The Subcontracting Agreements set forth on Schedule 6.2 shall be deemed to be acceptable to the Parties in all respects.
               (b) Following the Closing Date, if Alexza wishes to enter into a work order, change order, purchase order or the like (collectively, a “Work Order”) for the performance of Alexza Obligations (other than manufacturing-related obligations) pursuant to a master services agreement entered into prior to the Closing Date and set forth on Schedule 6.2, Alexza shall provide the Development Committee with a copy of such draft Work Order, shall consider in good faith all comments with respect to such draft Work Order received from Development Committee Members within five (5) Business days and shall obtain the Development Committee’s approval of the final Work Order before entering into the Work Order. Such final Work Order shall be deemed a “Development Subcontracting Agreement” at the time of entry but the corresponding master services agreement shall not be subject to further review as a Development Subcontracting Agreement.
               (c) Following the Closing Date, Alexza shall provide the Development Committee, for its review and approval, a copy of Alexza’s template agreements for clinical sites, principal investigators and other third parties that routinely accept other companies’ forms and the template agreements of any other third party contractors. When negotiating the terms of a Development Subcontracting Agreement with such a third party, Alexza shall use commercially reasonable efforts to obtain the terms set forth in the relevant Development Committee-approved template agreement. Alexza may enter into a Development Subcontracting Agreement based on a Development Committee-approved template without obtaining the prior approval of the Development Committee provided that the terms of such agreement are not materially different from or less favorable to Alexza or Symphony Allegro than the terms of the applicable template.
               (d) Following the Closing Date, Alexza shall obtain the approval of the Development Committee prior to: (i) entering into any Development Subcontracting Agreement not addressed in Section 6.2(b) or (c) or (ii) amending or terminating any Development Subcontracting Agreement, in each case such approval is not to be unreasonably withheld and shall be deemed given if not objected to by any Development Committee Member within five (5) Business Days of the Development Committee’s receipt of a final copy of such agreement; provided that during such five (5) Business Day period Alexza shall make appropriate representatives available to the Development Committee to discuss such Subcontracting Agreement in good faith and reasonable detail and shall provide any information as may be reasonably requested by the Development Committee or any member thereof.
               (e) At each meeting of the Development Committee, or at such other time as may be agreed among the Parties, Alexza shall update the Development Committee on the status of any negotiations or discussions with respect to any material Subcontracting Agreements and, if requested, provide draft copies of any such material Subcontracting Agreement.
               (f) Subject to the foregoing, Alexza shall have full discretion to enter into Manufacturing Subcontracting Agreements after the Closing Date; provided that Alexza

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shall give prior notice to the Development Committee of any such material Manufacturing Subcontracting Agreements.
               (g) The terms of all Subcontracting Agreements shall be deemed the Confidential Information of Alexza and be subject to the rights and obligations set forth in the Confidentiality Agreement. Alexza shall monitor the performance of its Alexza Subcontractors and shall promptly notify the Development Committee with respect to any Alexza Subcontractor performance issues that may have a material adverse effect on the Programs.
               (h) The Development Committee shall have the authority to direct Alexza to terminate any Development Subcontracting Agreement (i) that Alexza has the right to terminate, pursuant to the terms thereof, without cost or other obligation, and (ii) any other Development Subcontracting Agreement, provided that the Development Budget shall be amended to cover all costs or other obligations associated with or arising from such termination.
          6.3 Reports and Correspondence. Alexza shall keep the Development Committee informed of its activities under the Development Plan through regular reports, as set forth in this Section 6.3. At each Scheduled Meeting of the Development Committee, Alexza shall, to the extent reasonably required by the Development Committee, provide the Development Committee with a summary of Alexza’s activities and developments with respect to the Programs for the period following the most recent preceding Scheduled Meeting. Such summary shall include: (i) updates regarding (A) patient enrollment, any adverse events (to the extent Alexza has been notified of such adverse events) or serious adverse events, any added or terminated clinical trial sites, any significant Protocol deviation, any interim analyses, statistical reports, updated Investigator Brochures or final clinical study reports or any new Protocols, Protocol amendments or studies synopses being drafted, all to the extent relating to clinical trials under the Development Plan; and (B) CMC status, non-clinical program status, regulatory and quality program status, communications with regulatory agencies, results of meetings of Alexza’s standing or ad hoc clinical advisors, safety monitoring boards or other similar oversight bodies (if and when formed) for a particular Program, and results of meetings with consultants for the Programs, all to the extent related to the Alexza Obligations; (ii) a copy of each standard clinical study progress report for the Programs received by Alexza during the preceding month from any of the clinical research organizations engaged by Alexza pursuant to any Subcontracting Agreements and a copy of any final preclinical study reports for such Programs; (iii) a financial report, in a format agreed upon by the Development Committee, itemizing actual spending under the Development Plan as well as any variation from planned spending; (iv) if the portion of the Development Budget related to a particular Program is altered to the extent that available funding for such Program no longer appears to be adequate to complete the Program, an updated budget forecast; and (v) such other information as the Development Committee may reasonably request. Alexza shall notify at least one (1) of the Development Committee Members designated by Holdings within twenty-four (24) hours of the occurrence of any event that has, or could reasonably be expected to have, a material adverse effect on the Development Plan or the Development Budget and shall keep the Development Committee regularly updated and informed with respect to any such event.
          6.4 Manufacturing.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.

               (a) Subject to Section 6.4(d), if Clinical Trial Materials manufactured by or on behalf of Alexza for a Program do not conform with the applicable specifications, then Alexza shall use commercially reasonable efforts to replace such Clinical Trial Materials at Alexza’s sole expense.
               (b) Subject to Section 6.4(d), if Alexza foresees or experiences difficulty in supplying Clinical Trial Materials for the Programs, it shall notify Symphony Allegro and confer with the Development Committee regarding the source of the problem and Alexza’s plans to address such problem.
               (c) Subject to Section 6.4(d), if on two (2) separate occasions during the Term Alexza materially breaches its Clinical Trial Materials supply obligation hereunder by failing to supply at least [ * ] of the amount ordered or failing to replace non-conforming Clinical Trial Material on time and fails to cure such breach within [ * ] of Symphony Allegro’s written notice thereof, then upon Symphony Allegro’s written notice that Alexza has materially breached for a third (3rd) time, its Clinical Trial Materials supply obligation hereunder by failing to supply at least [ * ] of the amount ordered or failing to replace non-conforming Clinical Trial Material on time, the Parties shall negotiate in good faith to agree upon a mechanism for Symphony Allegro to obtain an alternate source of Clinical Trial Material supply (including seeking to validate an alternate manufacturing source and granting such licenses as may be required). In the event that, despite such good faith negotiations, Symphony Allegro and Alexza fail to reach an agreement regarding an alternate source within [ * ] after Symphony Allegro’s notice regarding such third (3rd) breach, then upon Symphony Allegro’s request, the Parties shall amend the Novated and Restated Technology License Agreement to expand the license granted to Symphony Allegro pursuant to Section 2.2 thereof to include the non-exclusive right to manufacture, or have manufactured, the Product(s) affected by such breach.
               (d) If a force majeure event causes Alexza to materially default on or breach its obligations hereunder to manufacture Clinical Trial Materials for the Program, Alexza shall promptly notify Symphony Allegro of such force majeure event and shall keep Symphony Allegro apprised of the status of its efforts to eliminate the effects of such force majeure event or otherwise regain its ability to fulfill its Clinical Trial Material manufacturing obligation. If such a force majeure event persists for six (6) months or more, then upon Symphony Allegro’s request, the Parties shall amend the Novated and Restated Technology License Agreement to expand the license granted to Symphony Allegro pursuant to Section 2.2 thereof to include the non-exclusive right to manufacture, or have manufactured, the Product(s) affected by such force majeure.
               (e) In the event that the Parties amend the Novated and Restated Technology License Agreement pursuant to Section 6.4(c) or 6.4(d), Alexza shall, at the reasonable request of the Development Committee and at the expense of Symphony Allegro, transfer and deliver to Symphony Allegro (or RRD on behalf of Symphony Allegro) copies of any and all consents, materials, documents, files and other information (excluding Drug Master Files, but subject to Symphony Allegro’s rights under Section 2.7(a)(i) of the Novated and Restated Technology License Agreement) that are necessary for another entity to manufacture such Product(s); provided, that Alexza shall be permitted to retain the originals of such

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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transferred materials, documents, files and other information relating to such development activities and to use such originals for all purposes.
          6.5 Staffing. Alexza shall provide such sufficient and competent staff and Personnel (including, without limitation, such employees or agents of, or independent contractors retained by, Alexza) that have the skill and expertise necessary to perform the Alexza Obligations. Alexza shall notify Symphony Allegro in advance, if practicable, and in any event promptly thereafter, of any change in Key Personnel involved in the Programs.
          6.6 QA Audit. During the Term, Alexza will permit Symphony Allegro’s representatives (such representatives to be identified by Symphony Allegro in advance and reasonably acceptable to Alexza and to enter into a confidentiality agreement with Alexza) to examine and audit, during regular business hours, the work performed by Alexza hereunder and the Alexza facilities at which such work is conducted to determine that the project assignment is being conducted in accordance with the agreed upon services (“QA Audits”). Symphony Allegro shall give Alexza reasonable advance notice of such QA Audits specifying the scope of the audit. Symphony Allegro shall reimburse Alexza for its time associated with QA Audits; provided, however, that should a particular QA Audit reveal a material deficiency in Alexza’s quality assurance procedures, then Alexza will be responsible for all costs of such QA Audit, including Symphony Allegro’s reasonable costs associated with such QA Audit, the work to be re-performed and the costs or expenses associated with curing such material deficiencies. Symphony Allegro and Alexza shall meet to discuss the results of the QA Audit and, if required, jointly agree upon any actions that will be required as a result of such QA Audit including defining material deficiencies to be addressed. Alexza shall make commercially reasonable efforts to reconcile all such deficiencies found by Symphony Allegro during such QA Audit.
          6.7 Financial Audit. During the Term, Alexza will permit Symphony Allegro’s representatives (such representatives to be identified by Symphony Allegro in advance and reasonably acceptable to Alexza and to enter into a confidentiality agreement with Alexza), to verify Alexza’s invoices, other receipts, and FTE records that are related to Alexza’s performance of the work under the Programs (“Financial Audits”), which review shall be conducted during regular business hours and will take place no more than once per year, unless otherwise agreed to by the Parties. Symphony Allegro shall give Alexza reasonable advance notice of such Financial Audits specifying the scope of the audit, which shall not include work that has previously undergone Financial Audits. Symphony Allegro shall reimburse Alexza for its time associated with Financial Audits; provided, however, that should a particular Financial Audit reveal an aggregate variance of more than [ * ] between such financial records and the reports submitted by Alexza to Symphony Allegro for reimbursement purposes during the period covered by such Financial Audit, then Alexza will be responsible for all costs of such Financial Audit, including Symphony Allegro’s reasonable costs associated therewith. Symphony Allegro and Alexza shall meet to discuss the results of the Financial Audit and, if required, jointly agree upon any actions that will be required as a result of such Financial Audit including defining material discrepancies to be addressed. Alexza shall make commercially reasonable efforts to reconcile all such discrepancies found by Symphony Allegro during such Financial Audit. In addition, Alexza shall, during regular business hours, cooperate with, and promptly respond to, inquiries from the Symphony Allegro Auditors, if the Symphony Allegro Auditors shall

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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reasonably conclude that they require additional information or clarification regarding any invoices, other receipts or FTE records submitted by Alexza.
          6.8 Insurance. Alexza shall carry and maintain throughout the Term clinical trial liability insurance (including errors and omissions coverage and product coverage), at Alexza’s sole expense, with limits of at least $10,000,000 per occurrence, and property insurance covering Products, at Alexza’s sole expense, with limits of at least $1,000,000. Upon Symphony Allegro’s request, Alexza shall instruct its insurance carrier(s) to promptly furnish to Symphony Allegro certificates reflecting such coverage and a representation indicating that such coverage shall not be canceled or otherwise terminated during the Term without thirty (30) days’ prior written notice to Symphony Allegro. Notwithstanding anything to the contrary herein, this Section 6.8 shall survive for a period of two (2) years following termination or expiration of this Agreement.
     7. Symphony Allegro’s Obligations.
          7.1 Generally. Symphony Allegro shall have overall responsibility for all matters set forth in the Development Plan, and shall be responsible for (i) executing or delegating its management and administration responsibilities; and (ii) executing or delegating the clinical development and manufacturing activities set forth in the Development Plan. Symphony Allegro shall, and shall instruct all Persons whom it engages pursuant to Article 2 hereof to, perform its obligations hereunder and under the Development Plan in good faith and in accordance with the applicable provisions of the Development Plan and the Development Budget, and the terms of this Agreement.
          7.2 Subcontracting. Symphony Allegro is subcontracting, and will in the future subcontract, certain of its responsibilities under the Development Plan to Alexza (pursuant hereto), to RRD (pursuant to the RRD Services Agreement) and to other vendors and service providers (pursuant to subcontracting agreements to be approved by the Development Committee); provided, that Symphony Allegro shall remain responsible for the performance of its obligations hereunder notwithstanding any such arrangement. Each subcontracting agreement entered into by Symphony Allegro (except for the RRD Services Agreement) shall include a provision permitting assignment at any time of the subcontracting agreement from Symphony Allegro to Alexza without the subcontractor’s consent; provided that Symphony Allegro may not assign its obligations under any such subcontracting agreement to Alexza without Alexza’s prior written consent.
          7.3 Reports. Symphony Allegro shall keep the Development Committee informed of its activities under the Development Plan that are subcontracted to RRD or any Person other than Alexza, through regular reports as set forth in this Section 7.3. At each Scheduled Meeting of the Development Committee, Symphony Allegro shall, to the extent reasonably required by the Development Committee, provide the Development Committee with a summary of such subcontractors’ activities and developments with respect to the Programs for the period following the most recent preceding Scheduled Meeting. Such summary shall include such information as the Development Committee may reasonably request. Symphony Allegro shall notify at least one (1) Development Committee Member nominated by Alexza within twenty-four (24) hours of the occurrence of any event that has, or could reasonably be expected

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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to have, a material adverse effect on the Development Plan or the Development Budget and shall keep the Development Committee regularly updated and informed with respect to any such event.
          7.4 Insurance. Symphony Allegro shall maintain insurance with creditworthy insurance companies against such risks and in such amounts as are usually maintained or insured against by other companies of established repute engaged in the same or a similar business.
          7.5 Staffing. Symphony Allegro shall use commercially reasonable efforts to provide, or cause to be provided on its behalf (including Personnel retained by RRD), sufficient and competent staff and Personnel that have the skill and expertise necessary to perform Symphony Allegro’s obligations under this Agreement, the RRD Services Agreement, the Development Plan and the Development Budget, including, but not limited to, (i) carrying out its management and administrative functions pursuant to the RRD Services Agreement, and (ii) carrying out its clinical development duties in accordance with this Agreement, the Development Plan and the Development Budget. Symphony Allegro shall notify Alexza in advance, if practicable, and in any event promptly thereafter, of any change in the key RRD Personnel involved in the Programs.
          7.6 Audit. Symphony Allegro shall permit each of Alexza, Holdings, Investors and each Symphony Fund and their duly authorized representatives at all reasonable business hours to inspect (1) Symphony Allegro’s books, records and other reasonably requested materials and (2) any and all properties of Symphony Allegro, and it shall provide to each of Alexza, Holdings, Investors and each Symphony Fund all books, records and other materials related to any meeting of the Symphony Allegro Board or Shareholders and to permit Holdings, Investors and each Symphony Fund to make copies or extracts therefrom; provided, that each aforementioned party may conduct one such inspection in each calendar year without cost to such party, and that any party conducting additional inspections shall reimburse the Manager for its reasonable costs and expenses in facilitating such additional inspections unless such additional inspections were performed to determine whether previously identified material deficiencies have been addressed. Symphony Allegro and Alexza shall meet to discuss the results of the audit and, if required, jointly agree upon any actions that will be required as a result of such audit including defining material discrepancies to be addressed. Symphony Allegro shall make commercially reasonable efforts to reconcile all such discrepancies found by Alexza, Holdings, Investors or any Symphony Fund during such audit.
     8. Funding and Payments.
          8.1 Use of Proceeds. Symphony Allegro shall use any and all (x) proceeds received by Symphony Allegro as a result of the Financing, (y) indemnity payments received by Symphony Allegro, and (z) payments received by Symphony Allegro pursuant to first and third party covered insurance claims, for the development of the Programs and general corporate purposes of Symphony Allegro, including the payment of all fees and expenses in accordance with the Development Plan and the Development Budget, as may be modified from time to time pursuant to Section 4.2, and the payment of any indemnification obligations of Symphony Allegro under the Operative Documents and agreements with third party contractors.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.

Notwithstanding the foregoing, Symphony Allegro agrees that any agreement under which Symphony Allegro indemnifies any Person shall contain appropriate provisions to cause such Person who receives payments from Symphony Allegro as a result of Symphony Allegro’s indemnification obligations under the Operative Documents, and who is subsequently reimbursed from insurance proceeds with respect to such losses, costs, interest, awards, judgments, fees, liabilities, damages and expenses for which such Person received the indemnity payments from Symphony Allegro, to then reimburse Symphony Allegro the amounts paid to such Person by Symphony Allegro to the extent of the insurance proceeds. Symphony Allegro further agrees to use all commercially reasonable means to enforce such provisions.
          8.2 Reimbursement.
               (a) Symphony Allegro shall compensate Alexza for its Development Plan-associated activities and services, including, without limitation, its research, clinical and manufacturing services and any other activities delegated to and by Alexza in accordance with this Agreement. Such compensation shall be made in accordance with the provisions of this Article 8 and the payment terms attached hereto as Annex E (the “Payment Terms”), the terms of which are hereby adopted and incorporated herein; provided that Alexza shall be directly responsible for compensation and reimbursement of third parties with respect to all development activities and services performed by third parties on Alexza’s behalf in accordance with the Development Plan and all expenses incurred by third parties in connection with such development activities and services, it being understood that the cost shall be passed through to Symphony Allegro. With respect to costs for travel, unless the Development Committee provides Alexza with prior approval, all Alexza personnel shall adhere to Alexza’s travel policy.
               (b) To the extent included in the Development Plan and Development Budget as such Development Plan and Development Budget may be modified upon approval of the Development Committee, reimbursement for Alexza’s manufacturing services shall include compensation for Alexza’s fully burdened costs for all materials and services supporting pre-clinical testing, clinical trial requirements and regulatory submissions, including, without limitation, costs associated with procurement of Alprazolam, Loxapine, and Product components, Product manufacture, testing, packaging, storage, transportation and insurance, allowed overage, percent retention, quality assurance, CMC compliance, and stability programs.
          8.3 Budget Allocation and Deviations. Alexza shall have the discretion to incur out-of-pocket fees, expenses and costs and allocate its resources in a manner consistent with the Development Plan and the Development Budget. If Alexza reasonably anticipates that the actual cost for any particular activity will exceed that portion of the Development Budget allocated over any twelve (12) month period for such activity by $50,000 or more (or such greater amount as the Symphony Allegro Board may subsequently determine), then Alexza may request that the Development Committee amend the Development Budget, either at its next Scheduled Meeting or at an Ad Hoc Meeting, to reflect such cost increase. Alexza shall be fully reimbursed, pursuant to Section 8.2, for all out-of-pocket amounts incurred with respect to an activity performed pursuant to the Development Plan, as such Development Plan may be modified upon approval of the Development Committee, provided that such amounts (x) are set forth in the Development Budget and do not exceed the amounts set forth in the Development Budget by the criteria set forth in this Section 8.3, or (y) are otherwise approved in advance by

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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the Development Committee. Without the prior approval of the Development Committee, Alexza shall not be reimbursed for expenditures that exceed the amounts set forth in the Development Budget by the criteria set forth in the second sentence of this Section 8.3. If the Development Committee denies a request made by Alexza pursuant to this Section 8.3 to amend the Development Budget, then Alexza shall no longer be obligated to perform such incremental activity that is expected to give rise to such additional expenditures.
          8.4 Employee Benefits. Symphony Allegro shall not be responsible for providing or paying any benefits (including, but not limited to, unemployment, disability, insurance, or medical, and any pension or profit sharing plans) to Alexza or to any employees of Alexza or any persons retained or used by Alexza to perform activities pursuant to the Development Plan, including independent contractors, Subcontractors and agents (collectively, “Alexza Personnel”). As to Alexza or any Alexza Personnel, Symphony Allegro shall not be responsible for: (a) any federal, state or local income tax withholding; (b) Federal Insurance Contributions Act contributions; (c) contributions to state disability funds or liability funds or similar withholdings; (d) payment of any overtime wages; (e) workers’ compensation; or (f) compliance with any laws, rules or regulations governing employees. Alexza agrees that, as between Symphony Allegro and Alexza, Alexza is and will continue to be solely responsible for: (i) all matters relating to the payment of compensation and provision of benefits to Alexza Personnel; and (ii) compliance with all applicable laws, rules and regulations governing Alexza’s employees. Alexza acknowledges that Alexza is not entitled for reimbursement with respect to any amounts related to the services of Alexza Personnel in excess of the fully burdened FTE rates in accordance with Annex E attached hereto and Symphony Allegro acknowledges that the FTE rates used as the basis for reimbursing Alexza for the services of Alexza Personnel include Alexza’s costs associated with providing such benefits and fulfilling such responsibilities.
     9. Covenants.
          9.1 Mutual Covenants. Each of Alexza and Symphony Allegro covenants and agrees that, with respect to the Programs and any other rights and obligations set forth in the Operative Documents, it shall:
               (a) perform all of its obligations pursuant to this Agreement in material compliance with: (i) all applicable federal and state laws, statutes, rules, regulations and orders (including all applicable approval and qualification requirements thereunder), including, without limitation, the Federal Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto; (ii) all applicable good clinical practices and guidelines; (iii) all applicable standard operating procedures; (iv) all applicable Protocols; and (v) the provisions of this Agreement;
               (b) keep complete, proper and separate books of record and account, including a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of its business, all in accordance with GAAP;
               (c) not employ (or, to the best of its Knowledge, shall not use any contractor or consultant who is or that employs) any individual or entity debarred by the FDA (or

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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subject to a similar sanction of any other Regulatory Authority), or, to the best of its Knowledge, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of any other Regulatory Authority), in the conduct of the Programs;
               (d) promptly deliver to the other, upon receipt thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority, which would reasonably be expected to affect such Party’s ability to perform its obligations under this Agreement;
               (e) upon its acquiring Knowledge of any breach by it of any representation, warranty, covenant or any other term or condition of this Agreement or acquiring Knowledge of a material event or development that is, or is reasonably expected to be, adverse to the other Party with respect to any Program or the transactions contemplated hereby, such Party shall promptly notify the other Party in writing within three (3) Business Days of acquiring such Knowledge; provided, that the failure to provide such notice shall not impair or otherwise be deemed a waiver of any rights any Party may have arising from such breach, material event or development and that notice under this Section 9.1(e) shall not in itself constitute notice of any breach of any of the Operative Documents, unless explicitly stated in such notice; and
               (f) with reasonable promptness, deliver to the other Party such data and information relating to the ability of such Party to perform its obligations hereunder as from time to time may be reasonably requested by the other Party (subject to the maintenance of the confidentiality of any such information by the receiving Party). For the avoidance of doubt, this Section 9.1(f) includes Alexza’s obligations to provide financial and other necessary information in respect of such Programs to Symphony Allegro and RRD to enable Symphony Allegro to fulfill its obligations to Alexza under Section 5(d) of the Purchase Option Agreement, and to enable RRD to fulfill its obligations to Symphony Allegro and Alexza under Sections 5(a) and 5(b) of the RRD Services Agreement.
     10. Confidentiality. It is understood that during the course of this Agreement each of the Parties shall be bound by the terms of the Confidentiality Agreement.
     11. Discontinuation Option.
               (a) A Program may only be discontinued in accordance with Section 4.2(c). In the event of such a Program discontinuation during the Term, (i) Symphony Allegro shall so notify Alexza promptly and in writing of such discontinuation, and (ii) Alexza shall have the right and option (a “Discontinuation Option”), exercisable for [ * ] after receipt of such written notice from Symphony Allegro of such discontinuation, to buy back the Licensed Intellectual Property related to such discontinued Program for a price (payable by wire transfer to Symphony Allegro) that is the sum of (x) the funds expended on such discontinued Program and (y) a share of all non-Program-specific expenditures that is in the same proportion to the total of all non-Program-specific expenditures as the amount in clause (x) of this sentence is to the aggregate of all Program-specific expenditures (such sum, the “Discontinuation Price”), to be reasonably determined between the Parties, or, if the Parties are unable to come to a resolution within [ * ] after receipt of such written notice from Symphony Allegro of such discontinuation,

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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to be determined in accordance with Section 11(b) hereof. If the Discontinuation Price is determined in accordance with Section 11(b), then the [ * ] period for Alexza’s exercise of the Discontinuation Option shall be extended by the time needed for such determination so that Alexza has at least [ * ] after such determination to decide whether it wishes to exercise the Discontinuation Option. Following the unexercised expiration of the Discontinuation Option, Symphony Allegro may transfer or license its rights to such Program to a third party at any time prior to the expiration of the Term. Under no circumstances may Symphony Allegro or Alexza (unless Alexza has exercised its Discontinuation Option for such Program) reinitiate work on a discontinued Program prior to the expiration or termination of the Purchase Option. Any Discontinuation Price paid to Symphony Allegro by Alexza and subsequently divided or otherwise distributed to Holdings shall reduce the Purchase Price in the amount of such dividends or other distributions.
               (b) If Alexza and Symphony Allegro cannot agree on the Discontinuation Price within [ * ] after receipt of such written notice from Symphony Allegro of such discontinuation, then at Alexza’s request, the Chief Executive Officer of Alexza and Chairman of the Symphony Allegro Board shall make good faith efforts to resolve the disagreement(s) regarding the calculation of the Discontinuation Price. If the Chief Executive Officer of Alexza and Chairman of the Symphony Allegro Board do not agree on the Discontinuation Price within [ * ] after Alexza’s request, then the Parties shall jointly select a nationally recognized expert to resolve any remaining disagreements regarding calculation of the Discontinuation Price. The Parties shall use their respective commercially reasonable efforts to cause such expert to make its determination of the Discontinuation Price within [ * ] of accepting its selection. The expert’s determination of the Discontinuation Price shall, absent manifest error, be (i) binding and conclusive and (ii) the Discontinuation Price at which the Discontinuation Option shall be exercised by Alexza. All costs and expenses of the expert shall be shared equally between Alexza and Symphony Allegro. Notwithstanding the foregoing, in any case, each Party shall be responsible for the payment of its respective costs and expenses, including any attorneys’ fees.
     12. Representations and Warranties.
          12.1 Alexza Representations and Warranties. Alexza hereby represents and warrants to Symphony Allegro and Holdings that, as of the Closing Date:
               (a) Organization. Alexza is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
               (b) Authority and Validity. Alexza has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Novated and Restated Technology License Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by Alexza of this Agreement and the Novated and Restated Technology License Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action required on the part of Alexza, and no other proceedings on the part of Alexza are necessary to authorize this Agreement or the Novated and Restated Technology License Agreement or for Alexza to perform its obligations under this Agreement or the Novated and Restated Technology

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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License Agreement. This Agreement and the Novated and Restated Technology License Agreement constitute the lawful, valid and legally binding obligations of Alexza, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
               (c) No Violation or Conflict. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement and the transactions contemplated thereby do not and will not (i) violate, conflict with or result in the breach of any provision of the Organizational Documents of Alexza, (ii) conflict with or violate any law or Governmental Order applicable to Alexza or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Alexza, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Alexza is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza or a material adverse effect on the Programs.
               (d) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement by Alexza do not, and the consummation of the transactions contemplated thereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza or a material adverse effect on the Programs.
               (e) Litigation. Except as disclosed on the Alexza S 1, there are no actions by or against Alexza pending before any Governmental Authority or, to the Knowledge of Alexza, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza. There are no pending or, to the Knowledge of Alexza, threatened actions, to which Alexza is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Alexza is not subject to any Governmental Order (nor, to the Knowledge of Alexza, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza or a material adverse effect on the Programs.
               (f) No Contracts. Except as disclosed on Schedule 12.1(f) hereto, there are no material contracts between Alexza and any third party other than (i) licenses of intellectual property that are in turn licensed to Symphony Allegro under the Novated and Restated Technology License Agreement and (ii) contracts that relate solely to the Staccato

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Technology and are not related to the Programs or solely to products other than the Products, used with or otherwise necessary for the Programs, and all such contracts are assignable to Symphony Allegro. Except as disclosed on Schedule 12.1(f) hereto, each such contract is assignable to Symphony Allegro without the prior consent of the applicable third party, or the absence of such contract (due to the inability or impracticability of assigning such contract to Symphony Allegro following a termination of this Agreement without the exercise of the Purchase Option) would not have a material adverse effect on any of the Programs or on Symphony Allegro’s rights under the Novated and Restated Technology License Agreement.
          12.2 Symphony Allegro Representations and Warranties. Symphony Allegro hereby represents and warrants to Alexza that, as of the Closing Date:
               (a) Organization. Symphony Allegro is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
               (b) Authority and Validity. Symphony Allegro has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Novated and Restated Technology License Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by Symphony Allegro of this Agreement and the Novated and Restated Technology License Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action required on the part of Symphony Allegro, and no other proceedings on the part of Symphony Allegro are necessary to authorize this Agreement or the Novated and Restated Technology License Agreement or for Symphony Allegro to perform its obligations under this Agreement or the Novated and Restated Technology License Agreement. This Agreement and the Novated and Restated Technology License Agreement constitute the lawful, valid and legally binding obligations of Symphony Allegro, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
               (c) No Violation or Conflict. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement and the transactions contemplated thereby do not and will not (i) violate, conflict with or result in the breach of any provision of the Organizational Documents of Symphony Allegro, (ii) conflict with or violate any law or Governmental Order applicable to Symphony Allegro or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Symphony Allegro, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Symphony Allegro is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Allegro.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21.

               (d) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement by Symphony Allegro do not, and the consummation of the transactions contemplated thereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Allegro.
               (e) Litigation. There are no actions by or against Symphony Allegro pending before any Governmental Authority or, to the Knowledge of Symphony Allegro, threatened to be brought, by or before any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Allegro. There are no pending or, to the Knowledge of Symphony Allegro, threatened actions to which Symphony Allegro is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by any party hereto. Symphony Allegro is not subject to any Governmental Order (nor, to the knowledge of Symphony Allegro, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Allegro or a material adverse effect on the Programs.
     13. Relationship Between Alexza and Symphony Allegro. Nothing contained in this Agreement or any acts or omissions hereunder shall constitute or be construed so as to create any joint venture or partnership relationship between Alexza and Symphony Allegro, and the Parties acknowledge and agree that Alexza is acting as an independent contractor in the performance of its obligations under this Agreement.
     14. Change of Control. Holdings has the Change of Control Put Option described in Section 2A of the Purchase Option Agreement following a Change of Control with respect to Alexza.
     15. No Restrictions; Indemnification.
          15.1 No Restrictions. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Alexza or any director, officer, or employee of any of its subsidiaries or its Affiliates to engage in any other business or to devote his or her time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, nor limit or restrict the right of Alexza or any of its affiliates to engage in any other business or to render services of any kind to any other Person.
          15.2 Indemnification.
               (a) To the greatest extent permitted by applicable law, Alexza shall indemnify and hold harmless Symphony Allegro, Holdings and RRD and each of their respective Affiliates, officers, directors, employees, agents, members, managers, successors and assigns (each, a “Symphony Indemnified Party”), and Symphony Allegro shall indemnify and hold harmless Alexza, and its Affiliates and each of their respective officers, directors, employees,

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22.

agents (other than Alexza Subcontractors), members, managers, successors and assigns (each, an “Alexza Indemnified Party”), from and against any and all claims, losses, costs, interest, awards, judgments, fees (including reasonable fees for attorneys and other professionals), court costs, liabilities, damages and expenses incurred by any Symphony Indemnified Party or Alexza Indemnified Party (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought) (hereinafter, a “Loss”) to the extent resulting from, arising out of, or relating to any and all third party suits, claims, actions, proceedings or demands based upon:
                    (i) in the case of Alexza being the Indemnifying Party, (A) any breach of any representation or warranty made by Alexza herein or in any other Operative Document, (B) any breach of any covenant, agreement or obligation of Alexza contained herein or in any other Operative Document, except to the extent such covenant, agreement or obligation relates to Alexza’s performance under the Development Plan, (C) any gross negligence or willful misconduct of Alexza (and not that of any Alexza Subcontractors) in connection with Alexza’s performance of its obligations under this Agreement (including the Development Plan), (D) any action undertaken or performed by or on behalf of Alexza prior to, and including, the Closing Date that relates to the Programs or the Products, or (E) in the event Alexza exercises a Discontinuation Option for a Program, any action undertaken and/or performed by or on behalf of Alexza after the Discontinuation Option Closing Date and relating to the Product that was the subject of such Program (including the development, manufacture, use, handling, storage, sale or other disposition of such Product); in each case, except (1) with respect to Losses for which Alexza is entitled to indemnification under this Article 15 or (2) to the extent such Loss arises from the gross negligence or willful misconduct of a Symphony Indemnified Party; and
                    (ii) in the case of Symphony Allegro being the Indemnifying Party, (A) any breach of any representation or warranty made by Symphony Allegro herein or in any other Operative Document, (B) any breach of any covenant, agreement or obligation of Symphony Allegro contained herein or in any other Operative Document, (C) any gross negligence or willful misconduct of Symphony Allegro (and not that of its direct subcontractors) in connection with Symphony Allegro’s performance of its obligations under this Agreement, or (D) the development, manufacture, use, handling, storage, sale or other disposition of the Products (including in the course of conducting the Programs) during the Term (except with respect to the development, manufacture, use, handling, storage, sale or other disposition, after Alexza’s exercise of the Discontinuation Option, of Products covered under Section 15.2(a)(i)(E)); in each case, except (1) with respect to Losses for which Symphony Allegro is entitled to indemnification under this Article 15, or (2) Losses deemed to have arisen from the breach by Alexza of any covenant, agreement or obligation under this Agreement that relates to Alexza’s performance under the Development Plan, as determined by a court, arbitrator or pursuant to a settlement agreement, or (3) to the extent such Loss arises from the gross negligence or willful misconduct of an Alexza Indemnified Party.
     To the extent that the foregoing undertaking by Alexza or Symphony Allegro may be unenforceable for any reason, such Party shall make the maximum contribution to the payment and satisfaction of any Loss that is permissible under applicable law.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

23.

               (b) Notice of Claims. Any Indemnified Party that proposes to assert a right to be indemnified under this Section 15.2 shall notify Alexza or Symphony Allegro, as applicable (the “Indemnifying Party”), promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Party (an “Indemnified Proceeding”) in respect of which a claim is to be made under this Section 15.2, or the incurrence or realization of any Loss in respect of which a claim is to be made under this Section 15.2, of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission so to notify the applicable Indemnifying Party promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (x) such Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 15.2 or otherwise, except, as to such Indemnifying Party’s liability under this Section 15.2, to the extent, but only to the extent, that such Indemnifying Party shall have been prejudiced by such omission, or (y) any other indemnitor from liability that it may have to any Indemnified Party under the Operative Documents.
               (c) Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Party, it shall notify the applicable Indemnifying Party of the commencement thereof as provided in Section 15.2(b), and such Indemnifying Party shall be entitled to participate in, and provided such Indemnified Proceeding involves a claim solely for money damages and does not seek an injunction or other equitable relief against the Indemnified Party and is not a criminal or regulatory action, to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Party. After notice from such Indemnifying Party to such Indemnified Party of such Indemnifying Party’s election so to assume the defense thereof and the failure by such Indemnified Party to object to such counsel within ten (10) Business Days following its receipt of such notice, such Indemnifying Party shall not be liable to such Indemnified Party for legal or other expenses related to such Indemnified Proceedings incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Party reasonably necessary in connection with the defense thereof. Such Indemnified Party shall have the right to employ its counsel in any such Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:
                    (i) the employment of counsel by such Indemnified Party at the expense of the applicable Indemnifying Party has been authorized in writing by such Indemnifying Party;
                    (ii) such Indemnified Party shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between the applicable Indemnifying Party and such Indemnified Party in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Party (it being agreed that in any case referred to in this clause (ii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.

                    (iii) the applicable Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof; provided, however, that (A) this clause (iii) shall not be deemed to constitute a waiver of any conflict of interest that may arise with respect to any such counsel, and (B) an Indemnified Party may not invoke this clause (iii) if such Indemnified Party failed to timely object to such counsel pursuant to the first paragraph of this Section 15.2(c) above (it being agreed that in any case referred to in this clause (iii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party); or
                    (iv) any counsel employed by the applicable Indemnifying Party shall fail to timely commence or reasonably conduct the defense of such Indemnified Proceeding and such failure has prejudiced (or is in immediate danger of prejudicing) the outcome of such Indemnified Proceeding (it being agreed that in any case referred to in this clause (iv) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);
in each of which cases the fees and expenses of counsel for such Indemnified Party shall be at the expense of such Indemnifying Party. Only one counsel shall be retained by all Indemnified Parties with respect to any Indemnified Proceeding, unless counsel for any Indemnified Party reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Party and one or more other Indemnified Parties in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes or action available to such Indemnified Party.
               (d) Settlement. Without the prior written consent of such Indemnified Party, such Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise, consent or related judgment (i) includes an unconditional release of such Indemnified Party from all liability for Losses arising out of such claim, action, investigation, suit or other legal proceeding, (ii) provides for the payment of money damages as the sole relief for the claimant (whether at law or in equity), (iii) involves no admission of fact adverse to the Indemnified Party or finding or admission of any violation of law or the rights of any Person by the Indemnified Party, and (iv) is not in the nature of a criminal or regulatory action. No Indemnified Party shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding (A) in respect of which any payment would result hereunder or under any other Operative Document, (B) which includes an injunction that will adversely affect any Indemnifying Party, (C) which involves an admission of fact adverse to the Indemnifying Party or a finding or admission of any violation of law or the rights of any Person by the Indemnifying Party, or (D) which is in the nature of a criminal or regulatory action, without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.
     16. Limitation of Liabilities.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

25.

          16.1 Between the Parties. TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, INDEPENDENT CONTRACTORS OR AGENTS (INCLUDING RRD AND ITS MEMBERS, MANAGERS, EMPLOYEES, INDEPENDENT CONTRACTORS AND AGENTS) SHALL HAVE ANY LIABILITY OF ANY TYPE (INCLUDING, BUT NOT LIMITED TO, CLAIMS IN CONTRACT, NEGLIGENCE AND TORT LIABILITY) FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, THE LOSS OF OPPORTUNITY, LOSS OF USE OR LOSS OF REVENUE OR PROFIT IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER, EVEN IF SUCH DAMAGES MAY HAVE BEEN FORESEEABLE. THE FOREGOING SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 15.2 AND SHALL NOT APPLY TO BREACHES OF ITS CONFIDENTIALITY OBLIGATIONS PURSUANT TO ARTICLE 10.
          16.2 Pursuant to the RRD Services Agreement. Each Party hereby acknowledges and agrees that, pursuant to Sections 9(f) and (g) of the RRD Services Agreement, RRD has expressly disclaimed all liability for (a) any claim arising out of, or allegedly arising out of the activities carried out by (or within the authority of) Alexza (and such Alexza Subcontractors and vendors it may retain) hereunder, or for any liability arising under the Novated and Restated Technology License Agreement with respect to any license or sublicense thereunder in relation to the activities carried out by (or within the authority of) Alexza (and such Alexza Subcontractors and vendors it may retain) hereunder, with RRD to receive credit for any such damages to the extent such damages are disclaimed, and (b) supervising, compensating or discharging, or any other liability to or with respect to, any vendor retained by Alexza (or, in the case of a vendor engaged by both RRD and Alexza, to and for such vendor to the extent that such vendor performs services for Alexza), except that RRD shall make payments from Symphony Allegro’s funds to reimburse Alexza, in accordance with Article 8 and Annex E of this Agreement, for costs and expenses incurred by Alexza in connection with the engagement of such vendors by Alexza for the performance of services contemplated under the Development Plan.
     17. Term and Termination.
          17.1 Term. This Agreement shall be effective as of the Closing Date and shall expire on the last day of the Term, unless the Agreement is earlier terminated as specified in this Article 17.
          17.2 Termination for Alexza’s Breach.
               (a) Symphony Allegro may terminate this Agreement at any time upon written notice to Alexza if Alexza is in material default or breach of this Agreement, and such material default or breach continues unremedied for a period of [ * ] after written notice thereof is delivered to Alexza. Such cure period may be extended if (i) Alexza reasonably believes such breach can be cured within [ * ] of Alexza’s receipt of Symphony Allegro’s written notice of such breach (and notifies Symphony Allegro in writing of such belief and the basis for such

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26.

belief), and (ii) Symphony Allegro, acting reasonably, agrees. If Alexza fails to remedy the default or breach within the applicable cure period, Symphony Allegro may by final notice of termination to Alexza terminate this Agreement.
               (b) In the event that Symphony Allegro terminates this Agreement pursuant to Section 17.2(a) above, Alexza may exercise its Purchase Option, pursuant to Section 1(c)(v) of the Purchase Option Agreement, within [ * ] of receiving such notice of termination from Symphony Allegro; provided, that if such termination occurs after a Change of Control with respect to Alexza due to the Surviving Entity’s material default or breach of this Agreement, and if the Surviving Entity does not exercise such Purchase Option, then Holdings may exercise its Put Option pursuant to Section 2A of the Purchase Option Agreement.
          17.3 Termination for Symphony Allegro’s or Holdings’ Breach. Alexza may terminate this Agreement at any time upon written notice to Symphony Allegro and Holdings if Symphony Allegro or Holdings is in material default or breach of this Agreement, and such material default or breach continues unremedied for a period of [ * ] after written notice thereof is delivered to Symphony Allegro and Holdings. Such cure period may be extended if (i) Symphony Allegro or Holdings reasonably believes such breach can be cured within [ * ] of Symphony Allegro’s and Holdings’ receipt of Alexza’s written notice of such breach (and notifies Alexza in writing of such belief and the basis for such belief), and (ii) Alexza, acting reasonably, agrees. If Symphony Allegro or Holdings fails to remedy the default or breach within the applicable cure period, Alexza may by final notice of termination to Symphony Allegro and Holdings terminate this Agreement.
          17.4 Termination of License Agreement. This Agreement shall automatically terminate upon the termination of the Novated and Restated Technology License Agreement.
          17.5 Survival.
               (a) The agreements and covenants of the Parties set forth in Articles 10, 11, 15, 16 and 18, and Sections 6.8 and 17.5 shall survive the expiration or termination of this Agreement. In addition, Section 8.2 shall, to the extent that the costs and expenses reimbursable thereunder have been incurred or become uncancellable prior to such termination, also survive such expiration.
               (b) If Alexza does not exercise the Purchase Option, in addition to the provisions specified in Section 17.5(a), Section 5.4 shall also survive such unexercised expiration.
     18. Miscellaneous.
          18.1 No Petition. Alexza covenants and agrees that, prior to the date which is one (1) year and one (1) day after the expiration of the Term, Alexza will not institute or join in the institution of any bankruptcy, insolvency, reorganization or similar proceeding against Symphony Allegro. The provisions of this Section 18.1 shall survive the termination of this Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

27.

          18.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party shall be in writing addressed to the party at its address set forth below and shall be deemed given (i) when delivered to the party personally, (ii) if sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 18.2), when the transmitting party obtains written proof of transmission and receipt; provided, however, that notwithstanding the foregoing, any communication sent by facsimile transmission after 5:00 PM (receiving party’s time) or not on a Business Day shall not be deemed received until the next Business Day, (iii) when delivered by next Business Day delivery by a nationally recognized courier service, or (iv) if sent by registered or certified mail when received, provided postage and registration or certification fees are prepaid and delivery is confirmed by a return receipt:
     Alexza:
Alexza Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, CA 94303
Attn: August J. Moretti
Facsimile: (650) 687-3999
     With a copy to:
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Attn: Barbara A. Kosacz, Esq.
Facsimile: (650) 849-7400
     Symphony Allegro:
Symphony Allegro, Inc.
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Frank L. Hurley, Ph.D.
Facsimile: (301) 762-6154
     Holdings:
Symphony Allegro Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Robert L. Smith, Jr.
Facsimile: (301) 762-6154
     with copies to:

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

28.

Symphony Capital Partners, L.P.
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
     and
Symphony Strategic Partners, LLC
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
     or to such other address as such party may from time to time specify by notice given in the manner provided herein to each other party entitled to receive notice hereunder.
          18.3 Governing Law; Consent to Jurisdiction and Service of Process.
               (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
               (b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in The City of New York, Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.
               (c) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the Parties irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          18.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

29.

          18.5 Entire Agreement. This Agreement (including any Annexes, Schedules, Exhibits or other attachments hereto) constitutes the entire agreement between the Parties with respect to the matters covered hereby, and no oral or written statement may be used to interpret or vary the meaning of the terms and conditions hereof. This Agreement supersedes all prior and contemporaneous agreements, correspondence, discussion and understanding with respect to such matters between the Parties, including the Research and Development Agreement, but excluding the Operative Documents.
          18.6 Amendment; Successors; Assignment; Counterparts.
               (a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties and Holdings.
               (b) Nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Parties (and, to the extent of Section 18.8, RRD), any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Parties (and, to the extent of Section 18.8, RRD) and their successors and permitted assigns.
               (c) This Agreement may not be assigned by either Party hereto without the prior written consent of the other Party; provided that, in the event Alexza undergoes a Change of Control in compliance with Article 14 hereof, Alexza may assign this Agreement to its Successor Entity.
               (d) This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which taken together shall constitute one and the same Agreement.
          18.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
          18.8 Third Party Beneficiary. Each of the Parties agrees that RRD shall be a third party beneficiary of Articles 2, 8 and 16, and Sections 4.1, 4.2(a), 4.2(b), 7.1, 7.4, 9.1(f), 15.2 and 18.6(b) of this Agreement.
{SIGNATURES FOLLOW ON NEXT PAGE}

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the day and year above written.

SYMPHONY ALLEGRO HOLDINGS LLC

By:	Symphony Capital Partners, L.P., its Manager

By:	Symphony Capital GP, L.P., its member

By:	Symphony GP, LLC, its member

By:	/s/ Mark Kessel

	Name:	Mark Kessel
	Title:	Managing Member

SYMPHONY ALLEGRO, INC.

By:	/s/ Neil J. Sandler

	Name:	Neil J. Sandler
	Title:	Chairman of the Board

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ August J. Moretti

	Name:	August J. Moretti
	Title:	Senior Vice President and
Chief Financial Officer

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX A
CERTAIN DEFINITIONS
{See attached.}

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A-1

CERTAIN DEFINITIONS
     “$” means United States dollars.
     “Accredited Investor” has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.
     “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.
     “Ad Hoc Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.
     “Additional Party” has the meaning set forth in Section 14 of the Confidentiality Agreement.
     “Additional Regulatory Filings” means such Governmental Approvals as required to be made under any law applicable to the purchase of the Symphony Allegro Equity Securities under the Purchase Option Agreement.
     “Adjusted Capital Account Deficit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Affected Member” has the meaning set forth in Section 27 of the Investors LLC Agreement.
     “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person, or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.
     “Alexza” means Alexza Pharmaceuticals, Inc., a Delaware corporation.
     “Alexza Accounting Advisor” means Ernst & Young LLP.
     “Alexza Common Stock” means the common stock, par value $0.0001 per share, of Alexza.
     “Alexza Common Stock Valuation” has the meaning set forth in Section 2(e) of the Purchase Option Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A-1

     “Alexza Obligations” has the meaning set forth in Section 6.1(a) of the Amended and Restated Research and Development Agreement.
     “Alexza Personnel” has the meaning set forth in Section 8.4 of the Amended and Restated Research and Development Agreement.
     “Alexza Public Filings” means all publicly available filings made by Alexza with the SEC.
     “Alexza Subcontractor” means a third party that has entered into a Subcontracting Agreement with Alexza.
     “Allegro Relevant Infringement” means an infringement, misappropriation, illegal use or misuse of the Licensed Patent Rights or other Licensed Intellectual Property due to the manufacture, use, sale or importation of a pharmaceutical product or device that delivers Alprazolam (provided that Alexza has not exercised a Discontinuation Option for the AZ-002 Program) or Loxapine (provided that Alexza has not exercised a Discontinuation Option for the AZ-004 Program), as applicable.
     “Alprazolam” means: (a) alprazolam and (b) all salts, metabolites, prodrug and other physical forms thereof.
     “Amended and Restated Research and Development Agreement” means the Amended and Restated Research and Development Agreement dated as of the Closing Date, among Alexza, Holdings and Symphony Allegro.
     “Asset Value” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Auditors” means an independent certified public accounting firm of recognized national standing.
     “AZ-002 Product” means a pharmaceutical product in which Alprazolam is the sole active ingredient and it is delivered using Staccato Technology.
     “AZ-002 Program” means the development, manufacture and/or use of any AZ-002 Product in accordance with the Development Plan.
     “AZ-004 Product” means a pharmaceutical product in which Loxapine is the sole active ingredient and it is delivered using Staccato Technology.
     “AZ-004 Program” means the development, manufacture and/or use of any AZ-004 Product in accordance with the Development Plan.
     “Balance Sheet Deficiency” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Balance Sheet Deficiency Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.

     “Balance Sheet Deficiency Threshold” shall have the meaning set forth in Section 2(b) of the Research Cost Sharing and Extension Agreement.
     “Bankruptcy Code” means the United States Bankruptcy Code.
     “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York or the City of San Francisco are authorized or required by law to remain closed.
     “Capital Contributions” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
     “Cash Available for Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Chair” has the meaning set forth in Paragraph 4 of Annex B to the Amended and Restated Research and Development Agreement.
     “Change of Control” means and includes the occurrence of any of the following events, but specifically excludes (i) acquisitions of capital stock directly from Alexza for cash, whether in a public or private offering, (ii) sales of capital stock by stockholders of Alexza, and (iii) acquisitions of capital stock by or from any employee benefit plan or related trust:
     (a) the merger, reorganization or consolidation of Alexza into or with another corporation or legal entity in which Alexza’s stockholders holding the right to vote with respect to matters generally immediately preceding such merger, reorganization or consolidation, own less than fifty percent (50%) of the voting securities of the surviving entity; or
     (b) the sale of all or substantially all of Alexza’s assets or business.
     “Change of Control Put Option” has the meaning set forth in Section 2A of the Purchase Option Agreement.
     “Change of Control Put Option Exercise Notice” has the meaning set forth in Section 2A of the Purchase Option Agreement.
     “Class A Member” means a holder of a Class A Membership Interest.
     “Class A Membership Interest” means a Class A Membership Interest in Holdings.
     “Class B Member” means a holder of a Class B Membership Interest.
     “Class B Membership Interest” means a Class B Membership Interest in Holdings.
     “Class C Member” means a holder of a Class C Membership Interest.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.

     “Class C Membership Interest” means a Class C Membership Interest in Holdings.
     “Class D Member” means a holder of a Class D Membership Interest.
     “Class D Membership Interest” means a Class D Membership Interest in Holdings.
     “Client Schedules” has the meaning set forth in Section 5(b) of the RRD Services Agreement.
     “Clinical Budget Component” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.
     “Clinical Trial Material” means Product and placebo for administration to animals for pre-clinical testing or to humans for clinical testing.
     “Closing Date” means any time after the close of business in New York on December 1, 2006.
     “CMC” means the chemistry, manufacturing and controls documentation as required for filings with a Regulatory Authority relating to the manufacturing, production and testing of drug products.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committed Capital” means $50,000,000.00.
     “Common Stock” means the common stock, par value $0.01 per share, of Symphony Allegro.
     “Company Expenses” has the meaning set forth in Section 5.09 of the Holdings LLC Agreement.
     “Company Property” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Confidential Information” has the meaning set forth in Section 2 of the Confidentiality Agreement.
     “Confidentiality Agreement” means the Confidentiality Agreement, dated as of the Closing Date, among Symphony Allegro, Holdings, Alexza, SCP, SSP, Investors, Symphony Capital and RRD, as such agreement may be amended or amended and restated from time to time.
     “Conflict Transaction” has the meaning set forth in Article X of the Symphony Allegro Charter.
     “Control” means, with respect to any material, information or intellectual property right, that a Party owns or has a license to such item or right, and has the ability to grant the other Party

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.

access, a license or a sublicense (as applicable) in or to such item or right as provided in the Operative Documents without violating the terms of any agreement or other arrangement with any third party.
     “Cross Program Expenses” are: (i) the Management Fee plus the Development Fee pursuant to Section 6(a) of the RRD Services Agreement; (ii) actual expenses associated with RRD carrying out its duties related to creating and maintaining the books of account, records, financial statements and audit and tax preparation for Symphony Allegro pursuant to Section 5 of the RRD Services Agreement; and (iii) actual expenses for insurance procured for Symphony Allegro pursuant to Section 1(a)(xi) of the RRD Services Agreement, reasonable legal expenses incurred on behalf of Symphony Allegro, and travel and miscellaneous out of pocket expenses of the Symphony Allegro Board, all as and to the extent reimbursable to RRD pursuant to Section 6(b) of the RRD Services Agreement.
     “Current Products” has the meaning set forth in Section 5.1(g) of thef Novated and Restated Technology License Agreement.
     “Debt” of any Person means, without duplication:
(a) all indebtedness of such Person for borrowed money,
     (b) all obligations of such Person for the deferred purchase price of property or services (other than any portion of any trade payable obligation that shall not have remained unpaid for 91 days or more from the later of (A) the original due date of such portion and (B) the customary payment date in the industry and relevant market for such portion),
     (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
     (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in an event of default are limited to repossession or sale of such property),
(e) all Capitalized Leases to which such Person is a party,
     (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person,
(h) the net amount of all financial obligations of such Person in respect of Hedge Agreements,
     (i) the net amount of all other financial obligations of such Person under any contract or other agreement to which such Person is a party,

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.

     (j) all Debt of other Persons of the type described in clauses (a) through (i) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and
     (k) all Debt of the type described in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned or held or used under lease or license by such Person, even though such Person has not assumed or become liable for payment of such Debt.
     “Development Budget” means the budget (comprised of the Management Budget Component and the Clinical Budget Component) for the implementation of the Development Plan (the initial form of which was agreed upon by Alexza and Symphony Allegro as of the Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex C thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.
     “Development Committee” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
     “Development Committee Charter” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
     “Development Committee Member” has the meaning set forth in Paragraph 1 of Annex B to the Amended and Restated Research and Development Agreement.
     “Development Plan” means the development plan covering all the Programs (the initial form of which was agreed upon by Alexza and Symphony Allegro as of the Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex C thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.
     “Development Product” means an AZ-002 Product or an AZ-004 Product that is administered in a clinical trial performed pursuant to the Development Plan.
     “Development Services” has the meaning set forth in Section 1(b) of the RRD Services Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.

     “Development Subcontracting Agreement” means a Subcontracting Agreement that is directly related to one or both of the Programs and is not a Manufacturing Subcontracting Agreement.
     “Director(s)” means the Persons identified as such in the Preliminary Statement of the Indemnification Agreement (including such Persons as may become parties thereto after the date hereof).
     “Disclosing Party” has the meaning set forth in Section 4 of the Confidentiality Agreement.
     “Discontinuation Option” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
     “Discontinuation Option Closing Date” means the date of expiration of the Discontinuation Option pursuant to Section 11(a) of the Amended and Restated Research and Development Agreement.
     “Discontinuation Price” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
     “Discontinued Program” has the meaning set forth in Section 2.10 of the Novated and Restated Technology License Agreement.
     “Disinterested Directors” has the meaning set forth in Article IX of the Symphony Allegro Charter.
     “Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Drug Master Files” means all Regulatory Files with respect to the manufacture or design of a Product, including without limitation drug master files, design history files and similar files.
     “Early Purchase Option Exercise” has the meaning set forth in Section 1(c)(v) of the Purchase Option Agreement.
     “Effective Registration Date” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.
     “Encumbrance” means (i) any security interest, pledge, mortgage, lien (statutory or other), charge or option to purchase, lease or otherwise acquire any interest, (ii) any adverse claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement, license or other encumbrance of any kind, preference or priority, or (iii) any other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).
     “Equity Securities” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.

interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
     “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
     “Excepted Debt” has the meaning set forth in Section 5(c)(iii) of the Purchase Option Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Existing Confidentiality Agreement” has the meaning set forth in Section 2(a) of the Confidentiality Agreement.
     “Exiting Product” means, with respect to a particular Program, any Development Product that was administered in a clinical trial pursuant to the Development Plan at any time prior to (a) the termination of the Discontinuation Option with respect to such Program without exercise by Licensor or (b) the expiration or termination of the Purchase Option without exercise by Licensor, whichever comes first.
     “Extension Funding” has the meaning set forth in Section 2 of the Research Cost Sharing and Extension Agreement.
     “External Directors” means, at any time, up to two (2) Persons elected to the Symphony Allegro Board after the Closing Date (who shall be neither employees of Symphony Capital nor of Alexza) in accordance with the Symphony Allegro Charter, the Symphony Allegro By-laws and Section 4(b)(iv) of the Purchase Option Agreement.
     “FDA” means the United States Food and Drug Administration or its successor agency in the United States.
     “FDA Sponsor” has the meaning set forth in Section 5.1 of the Amended and Restated Research and Development Agreement.
     “Final Termination Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Financial Audits” has the meaning set forth in Section 6.7 of the Amended and Restated Research and Development Agreement.
     “Financing” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.

     “Fiscal Year” has the meaning set forth in each Operative Document in which it appears.
     “Form S-3” means the Registration Statement on Form S-3 as defined under the Securities Act.
     “FTE” means the time and effort of one or more qualified scientists working on the AZ-002 Program or the AZ-004 Program that is equivalent to 1850 hours per year devoted exclusively to the Programs by one (1) full-time employee. The portion of an FTE year devoted by any one scientist to the Programs shall be determined by dividing the number of hours during any twelve (12) month period devoted by such scientist to one or both Programs by 1850 hours, not to exceed 1.0 in any case.
     “Funds Termination Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Funds Termination Notice” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     “Governmental Approvals” means authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Authority.
     “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
     “Hedge Agreement” means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract or other similar hedging agreement.
     “Holdings” means Symphony Allegro Holdings LLC, a Delaware limited liability company.
     “Holdings Claims” has the meaning set forth in Section 5.01 of the Warrant Purchase Agreement.
     “Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings dated as of the Closing Date.
     “HSR Filings” means the pre-merger notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.

     “IND” means an Investigational New Drug Application, as described in 21 U.S.C. § 355(i)(1) and 21 C.F.R. § 312 in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.
     “Indemnification Agreement” means the Indemnification Agreement among Symphony Allegro and the Directors named therein, dated as of the Closing Date, as such agreement may be amended or amended and restated from time to time.
     “Indemnified Party” has the meaning set forth in each Operative Document in which it appears.
     “Indemnified Proceeding” has the meaning set forth in each Operative Document in which it appears.
     “Indemnifying Party” has the meaning set forth in each Operative Document in which it appears.
     “IND-Enabling GLP Inhalation Toxicology Studies” means the pharmacokinetic and toxicology studies required for filing an IND.
     “Initial Development Budget” means the initial development budget prepared by representatives of Symphony Allegro and Alexza prior to the Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex C thereto.
     “Initial Development Plan” means the initial development plan prepared by representatives of Symphony Allegro and Alexza prior to the Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex C thereto.
     “Initial Holdings LLC Agreement” means the Agreement of Limited Liability Company of Holdings, dated October 24, 2006.
     “Initial Investors LLC Agreement” means the Agreement of Limited Liability Company of Investors, dated October 24, 2006.
     “Initial LLC Member” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Interest Certificate” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Investment Overview” means the investment overview describing the transactions entered into pursuant to the Operative Documents.
     “Investment Policy” has the meaning set forth in Section 1(a)(vi) of the RRD Services Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.

     “Investors” means Symphony Allegro Investors LLC.
     “Investors LLC Agreement” means the Amended and Restated Agreement of Limited Liability Company of Investors dated as of the Closing Date.
     “IRS” means the U.S. Internal Revenue Service.
     “Key Personnel” means those Alexza Personnel listed on Schedule 6.5 to the Amended and Restated Research and Development Agreement, as such schedule may be updated from time to time by mutual agreement of the parties to the Amended and Restated Research and Development Agreement.
     “Know-How” means findings, discoveries, inventions, know-how, information, results and data of any type whatsoever, including without limitation, technical information, techniques, results of experimentation and testing, diagnostic and prognostic assays, specifications, databases, manufacturing processes or protocols, any and all laboratory, research, pharmacological, toxicological, analytical, quality control, pre-clinical and clinical data.
     “Knowledge” of Alexza, Symphony Allegro or Holdings, as the case may be, means the actual (and not imputed) knowledge of the executive officers or managing member of such Person without the duty of inquiry or investigation.
     “Law” means any law, statute, treaty, constitution, regulation, rule, ordinance, order or Governmental Approval, or other governmental restriction, requirement or determination, of or by any Governmental Authority.
     “License” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Licensed Intellectual Property” means the Licensed Patent Rights and the Licensed Know-How.
     “Licensed Know-How” means any and all Know-How that is Controlled by Licensor on or after the Closing Date and prior to the unexercised expiration or termination of the Purchase Option that:
     (a) is necessary or useful to practice the inventions claimed in the Licensed Patent Rights; or
     (b) is a Symphony Allegro Enhancement;
     provided, however, that Licensed Know-How shall not include any Licensed Patent Rights or any Know-How for the manufacture of a Product, including Know-How associated with Product quality control or stability testing.
     “Licensed Patent Rights” means any and all patents and patent applications Controlled by Licensor that:

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.

     (a) are listed on Annex D of the Novated and Restated Technology License Agreement;
     (b) are reissues, continuations, divisionals, continuations-in-part, reexaminations, renewals, substitutes, extensions or foreign counterparts of the patents and patent applications described in (a) and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming Know-How conceived and reduced to practice prior to such expiration or termination;
     (c) contain a claim that covers an invention disclosed in an invention disclosure listed on Annex D of the Novated and Restated Technology License Agreement and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming such invention;
     (d) contain a claim that covers a Symphony Allegro Enhancement and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming such Symphony Allegro Enhancement; or
     (e) contain a claim that covers a Development Product or the manufacture or use thereof and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming Development Product-related Know-How conceived and reduced to practice prior to such expiration or termination.
     “Licensor” means Alexza.
     “Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Liquidating Event” has the meaning set forth in Section 8.01 of the Holdings LLC Agreement.
     “LLC Agreements” means the Initial Holdings LLC Agreement, the Holdings LLC Agreement, the Initial Investors LLC Agreement and the Investors LLC Agreement.
     “Loss” has the meaning set forth in each Operative Document in which it appears.
     “Loxapine” means: (a) loxapine and (b) all salts, metabolites, prodrug and other physical forms thereof.
     “Management Fee” has the meaning set forth in Section 6(a) of the RRD Services Agreement.
     “Management Services” has the meaning set forth in Section 1(a) of the RRD Services Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.

     “Manager” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, RRD in its capacity as manager of Symphony Allegro.
     “Manager Event” has the meaning set forth in Section 3.01(g) of the Holdings LLC Agreement.
     “Manufacturing Subcontracting Agreement” means a Subcontracting Agreement that is directly related to the manufacture of Product (including procurement of components and development of improved manufacturing methods) or the improvement of the Staccato Technology.
     “Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the business, assets, property or condition (financial or otherwise) of such Person or, (ii) its ability to comply with and satisfy its respective agreements and obligations under the Operative Documents or, (iii) the enforceability of the obligations of such Person of any of the Operative Documents to which it is a party.
     “Material Subsidiary” means, at any time, a Subsidiary of Alexza having assets in an amount equal to at least 5% of the amount of total consolidated assets of Alexza and its Subsidiaries (determined as of the last day of the most recent reported fiscal quarter of Alexza) or revenues or net income in an amount equal to at least 5% of the amount of total consolidated revenues or net income of Alexza and its Subsidiaries for the 12-month period ending on the last day of the most recent reported fiscal quarter of Alexza.
     “Medical Discontinuation Event” means a series of adverse events, side effects or other undesirable outcomes that, when collected in a Program, would cause a reasonable FDA Sponsor to discontinue such Program.
     “Membership Interest” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, the meaning set forth in the Holdings LLC Agreement.
     “NASDAQ” means the Nasdaq Stock Market, Inc.
     “NDA” means a New Drug Application, as defined in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.
     “Non-Alexza Capital Transaction” means any (i) sale or other disposition of all or part of the Symphony Allegro Shares or all or substantially all of the operating assets of Symphony Allegro, to a Person other than Alexza or an Affiliate of Alexza or (ii) distribution in kind of the Symphony Allegro Shares following the unexercised expiration or termination of the Purchase Option.
     “Novated and Restated Technology License Agreement” means the Novated and Restated Technology License Agreement, dated as of the Closing Date, among Alexza, Symphony Allegro and Holdings.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.

     “Operative Documents” means, collectively, the Indemnification Agreement, the Holdings LLC Agreement, the Purchase Option Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Subscription Agreement, the Technology License Agreement, the Novated and Restated Technology License Agreement, the RRD Services Agreement, the Research and Development Agreement, the Research Cost Sharing and Extension Agreement, the Amended and Restated Research and Development Agreement, the Confidentiality Agreement, and each other certificate and agreement executed in connection with any of the foregoing documents.
     “Organizational Documents” means any certificates or articles of incorporation or formation, partnership agreements, trust instruments, bylaws or other governing documents.
     “Partial Stock Payment” has the meaning set forth in Section 3(a)(iii) of the Purchase Option Agreement.
     “Party(ies)” means, for each Operative Document or other agreement in which it appears, the parties to such Operative Document or other agreement, as set forth therein. With respect to any agreement in which a provision is included therein by reference to a provision in another agreement, the term “Party” shall be read to refer to the parties to the document at hand, not the agreement that is referenced.
     “Payment Terms” has the meaning set forth in Section 8.2 of the Amended and Restated Research and Development Agreement.
     “Percentage” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Permitted Investments” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Permitted Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.
     “Personnel” of a Party means such Party, its employees, subcontractors, consultants, representatives and agents.
     “Prime Rate” means the quoted “Prime Rate” at JPMorgan Chase Bank or, if such bank ceases to exist or is not quoting a base rate, prime rate reference rate or similar rate for United States dollar loans, such other major money center commercial bank in New York City selected by the Manager.
     “Products” means an AZ-002 Product and/or an AZ-004 Product.
     “Profit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Programs” means the AZ-002 Program and/or the AZ-004 Program.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.

     “Program-Specific Claim” means any claim in a patent or patent application in the Licensed Patent Rights that is directed exclusively to AZ-002 Products and/or AZ-004 Products.
     “Program-Specific Patents” means any and all Licensed Patent Rights that contain at least one Program-Specific Claim.
     “Protocol” means a written protocol that meets the substantive requirements of Section 6 of the ICH Guideline for Good Clinical Practice as adopted by the FDA, effective May 9, 1997, and is included within the Development Plan or later modified or added to the Development Plan pursuant to the Amended and Restated Research and Development Agreement.
     “Public Companies” has the meaning set forth in Section 5(e) of the Purchase Option Agreement.
     “Purchase Option” has the meaning set forth in Section 1(a) of the Purchase Option Agreement.
     “Purchase Option Agreement” means the Purchase Option Agreement dated as of the Closing Date, among Alexza, Holdings and Symphony Allegro.
     “Purchase Option Closing” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Closing Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Commencement Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Purchase Option Exercise Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Exercise Notice” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Offset Amount” shall mean, following the termination of the Amended and Restated Research and Development Agreement by Alexza pursuant to Section 17.3 thereof, those unpaid amounts actually owed to Alexza as a result of the material breach or default of any payment obligation of Symphony Allegro to Alexza pursuant to the Amended and Restated Research and Development Agreement by Symphony Allegro or Holdings that was the basis for such termination of the Amended and Restated Research and Development Agreement by Alexza.
     “Purchase Option Period” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Purchase Price” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.

     “QA Audits” has the meaning set forth in Section 6.6 of the Amended and Restated Research and Development Agreement.
     “Quarterly Price” has the meaning set forth in Section 2(b)(i) of the Purchase Option Agreement.
     “Registration Rights Agreement” means the Registration Rights Agreement dated as of the Closing Date, between Alexza and Holdings.
     “Registration Statement” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.
     “Regulatory Allocation” has the meaning set forth in Section 3.06 of the Holdings LLC Agreement.
     “Regulatory Authority” means the United States Food and Drug Administration, or any successor agency in the United States, or any health regulatory authority(ies) in any other country that is a counterpart to the FDA and has responsibility for granting registrations or other regulatory approval for the marketing, manufacture, storage, sale or use of drugs in such other country.
     “Regulatory Files” means any IND, NDA or any other filings filed with any Regulatory Authority with respect to the Programs.
     “Representative” of any Person means such Person’s shareholders, principals, directors, officers, employees, members, managers and/or partners.
     “Research Cost Sharing and Extension Agreement” means the Research Cost Sharing and Extension Agreement dated as of the Closing Date, among Alexza, Holdings and Symphony Allegro.
     “Research and Development Agreement” means the Research and Development Agreement dated as of the Closing Date, between Alexza and Holdings.
     “RRD” means RRD International, LLC, a Delaware limited liability company.
     “RRD Indemnified Party” has the meaning set forth in Section 10(a) of the RRD Services Agreement.
     “RRD Loss” has the meaning set forth in Section 10(a) of the RRD Services Agreement.
     “RRD Personnel” has the meaning set forth in Section 1(a)(ii) of the RRD Services Agreement.
     “RRD Services Agreement” means the RRD Services Agreement between Symphony Allegro and RRD, dated as of the Closing Date.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.

     “Schedule K-1” has the meaning set forth in Section 9.02(a) of the Holdings LLC Agreement.
     “Scheduled Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.
     “Scientific Discontinuation Event” has the meaning set forth in Section 4.2(c) of the Amended and Restated Research and Development Agreement.
     “SCP” means Symphony Capital Partners, L.P., a Delaware limited partnership.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Selling Stockholder Questionnaire” has the meaning set forth in Section 4(a) of the Registration Rights Agreement.
     “Shareholder” means any Person who owns any Symphony Allegro Shares.
     “Solvent” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “SSP” means Symphony Strategic Partners, LLC, a Delaware limited liability company.
     “Staccato Technology” means Alexza’s proprietary technology for the vaporization of a pharmaceutical composition via rapid-heating to form a condensation aerosol that allows rapid systemic drug delivery to humans through lung inhalation.
     “Stock Payment Date” has the meaning set forth in Section 2 of the Subscription Agreement.
     “Stock Purchase Price” has the meaning set forth in Section 2 of the Subscription Agreement.
     “Subcontracting Agreement” means (a) any written agreement between Alexza and a third party pursuant to which the third party performs any Alexza Obligations or (b) any work order, change order, purchase order or the like entered into pursuant to Section 6.2(b) of the Amended and Restated Research and Development Agreement.
     “Sublicense Obligations” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
     “Sublicensed Intellectual Property” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
     “Subscription Agreement” means the Subscription Agreement between Symphony Allegro and Holdings, dated as the Closing Date.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.

     “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
     “Surviving Entity” means the surviving legal entity which is surviving entity to Alexza after giving effect to a Change of Control.
     “Symphony Allegro” means Symphony Allegro, Inc., a Delaware corporation.
     “Symphony Allegro Auditors” has the meaning set forth in Section 5(b) of the RRD Services Agreement.
     “Symphony Allegro Board” means the board of directors of Symphony Allegro.
     “Symphony Allegro By-laws” means the By-laws of Symphony Allegro, as adopted by resolution of the Symphony Allegro Board on the Closing Date.
     “Symphony Allegro Charter” means the Amended and Restated Certificate of Incorporation of Symphony Allegro, dated as of the Closing Date.
     “Symphony Allegro Director Event” has the meaning set forth in Section 3.01(h)(i) of the Holdings LLC Agreement.
     “Symphony Allegro Enhancements” means any and all Know-How, whether or not patentable, that is made by or on behalf of Symphony Allegro during the Term, including Know-How generated or derived by RRD and assigned to Symphony Allegro pursuant to Section 12 of the RRD Services Agreement.
     “Symphony Allegro Equity Securities” means the Common Stock and any other stock or shares issued by Symphony Allegro.
     “Symphony Allegro Loss” has the meaning set forth in Section 10(b) of the RRD Services Agreement.
     “Symphony Allegro Shares” has the meaning set forth in Section 2.02 of the Holdings LLC Agreement.
     “Symphony Capital” means Symphony Capital LLC, a Delaware limited liability company.
     “Symphony Fund(s)” means Symphony Capital Partners, L.P., a Delaware limited partnership, and Symphony Strategic Partners, LLC, a Delaware limited liability company.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.

     “Tangible Materials” means any tangible technical, medical, regulatory or marketing documentation, whether written or electronic, existing as of the Closing Date or made by or on behalf of Symphony Allegro during the Term, that (a) is Controlled by the Licensor and (b) embodies or relates solely to the Regulatory Files (other than Drug Master Files), Exiting Products or the Programs; provided, however, that Tangible Materials shall not include any manufacturing-related documentation or any documentation related to Licensed Intellectual Property.
     “Tax Amount” has the meaning set forth in Section 4.02 of the Holdings LLC Agreement.
     “Technology License Agreement” means the Technology License Agreement, dated as of the Closing Date, between Alexza and Holdings.
     “Term” has the meaning set forth in Section 4(b)(iii) of the Purchase Option Agreement, unless otherwise stated in any Operative Document.
     “Territory” means the world.
     “Third Party IP” has the meaning set forth in Section 2.9 of the Novated and Restated Technology License Agreement.
     “Third Party Licensor” means a third party from which Alexza has received a license or sublicense to Licensed Intellectual Property.
     “Transaction Event” has the meaning set forth in Section 6.05 of the Warrant Purchase Agreement.
     “Transfer” has for each Operative Document in which it appears the meaning set forth in such Operative Document.
     “Transferee” has, for each Operative Document in which it appears, the meaning set forth in such Operative Document.
     “Voluntary Bankruptcy” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Warrant Closing” has the meaning set forth in Section 2.03 of the Warrant Purchase Agreement.
     “Warrant Date” has the meaning set forth in Section 2.02 of the Warrant Purchase Agreement.
     “Warrant Purchase Agreement” means the Warrant Purchase Agreement, dated as of the Closing Date, between Alexza and Holdings.
     “Warrant Shares” has the meaning set forth in Section 2.01 of the Warrant Purchase Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.

     “Warrant Surrender Price” has the meaning set forth in Section 7.08 of the Warrant Purchase Agreement.
     “Warrants” has the meaning set forth in Section 2.01 of the Warrant Purchase Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.

ANNEX B
SYMPHONY ALLEGRO, INC.
DEVELOPMENT COMMITTEE CHARTER
     Purpose
     The Development Committee (the “Development Committee”) is established by Symphony Allegro, Inc. (“Symphony Allegro”) to oversee a clinical development plan (the “Development Plan”) and a development budget (the “Development Budget”) for the Programs (each as defined in that certain Novated and Restated Technology License Agreement (“TLA”), dated as of December 1, 2006, among Symphony Allegro, Alexza Pharmaceuticals, Inc. (“Alexza”) and Symphony Allegro Holdings LLC (“Holdings”, and together with Alexza, the “Parties” and each a “Party”), and to develop and commercialize the AZ-002 Product and the AZ-004 Product (each as defined in the TLA). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A to the Amended and Restated Research and Development Agreement, dated as of December 1, 2006, among Symphony Allegro, Holdings and Alexza.
     Composition
     1. The Development Committee shall initially have six (6) members, and shall at all times have an even number of members and consist of an equal number of members designated by each Party (the “Development Committee Members”). Each Party may bring additional employees or representatives to each meeting as non-voting observers, but only if such employees or representatives are bound by confidentiality obligations at least as stringent as those described in the Confidentiality Agreement. The size and composition of the Development Committee provided herein may not be changed without the consent of both Holdings and Alexza.
     2. One-half (1/2) of the Development Committee Members shall be designated by Alexza and one-half (1/2) shall be designated by Holdings.
     3. Each Development Committee Member shall have the requisite background, experience and training to carry out the duties and obligations of the Development Committee. Development Committee Members need not be directors of Symphony Allegro, Holdings or Alexza.
     4. The chair of the Development Committee shall be, initially, James V. Cassella, Ph.D., the Senior Vice President, Research and Development, of Alexza, and any succeeding chair shall be such person as may be appointed to the position of Senior Vice President, Research and Development, of Alexza (or an equivalent successor position) (the “Chair”). If Alexza wishes to appoint a Chair other than the then-current Senior Vice President, Research and Development, of Alexza (or the holder of an equivalent successor position), then such appointment shall require the consent of the Symphony Allegro Board; provided, that (x) if the

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex B-1

Symphony Allegro Board shall have less than five (5) members, the unanimous consent of all the members of the Symphony Allegro Board shall be required, or (y) if the Symphony Allegro Board shall have five (5) members, an affirmative vote of at least three-fifths (3/5ths) of the members of the Symphony Allegro Board shall be required.
     5. By written notice to Alexza, Holdings may remove or replace one or more Development Committee Members designated by Holdings. By written notice to Holdings, Alexza may remove or replace one or more Development Committee Members designated by Alexza.
     Operations
     6. The Development Committee shall meet once per month during the Term, unless and until the Development Committee determines that such meetings should occur once per quarter (in either case, each a “Scheduled Meeting”). Scheduled Meetings may be held in person or by teleconference when appropriate. Each of Holdings and Alexza shall be solely responsible for the costs associated with its employees and/or representatives attending and participating in such Scheduled Meetings. In addition, any two (2) Development Committee Members may jointly call for an ad hoc meeting of the Development Committee to be held by teleconference at any time during regular business hours, by giving the other members of the Development Committee advance written notice of at least [ * ] (each, an “Ad Hoc Meeting”). An Ad Hoc Meeting may be called to address any time-sensitive matter, including additional expenditure requests pursuant to Section 8.3 of the Amended and Restated Research and Development Agreement or Section 2 of the RRD Services Agreement.
     7. The Chair shall, in consultation with other Development Committee Members and the management of Symphony Allegro, develop and set the Development Committee’s agenda for each Scheduled Meeting. The Chair shall include on such agenda each item requested by a Development Committee member at least [ * ] before the applicable Scheduled Meeting. The agenda and information concerning the business to be conducted at each Scheduled Meeting shall be communicated in writing to the Development Committee Members at least [ * ] in advance of such Scheduled Meeting to permit meaningful review. Such an agenda shall not be required for an Ad Hoc Meeting.
     8. Each Party’s Development Committee Members shall collectively have three (3) votes, regardless of the number of its Development Committee Members participating in any Scheduled Meeting or Ad Hoc Meeting. No votes shall be taken unless there is at least one (1) Development Committee Member representing each of Alexza and Holdings participating in such Scheduled Meeting or Ad Hoc Meeting, as the case may be. Each Party may allocate its three (3) votes among its attending Development Committee Members in any manner, at such Party’s discretion. If only one (1) Development Committee Member is attending on behalf of a given Party, such Development Committee Member may cast all the votes allocated to such Party. Unless otherwise specified herein, all actions taken by the Development Committee as a committee shall be by majority vote. If the Development Committee Members reach a deadlock

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex B-2

on any vote, then such deadlock shall be resolved in accordance with Paragraph 11 of this Development Committee Charter.
     9. Notwithstanding anything herein to the contrary, during the Term, this Development Committee Charter may be amended only with the unanimous approval of the Development Committee Members and the consent of the Symphony Allegro Board, Holdings and Alexza.
     10. The Chair, or such person as the Chair may designate, shall prepare, and distribute to all Development Committee Members, draft committee minutes within a reasonable period of time following each Scheduled Meeting or Ad Hoc Meeting. As part of the agenda of the first Scheduled Meeting, the Development Committee Members shall agree upon a standard procedure for review and approval of such draft committee minutes by the Development Committee Members.
     11. If the Development Committee is unable to decide by a majority vote on any issue within the scope of its authority and duties, then the Development Committee shall promptly raise such issue to the chief executive officer (or equivalent officer) of Alexza and the chairman of the Symphony Allegro Board. The chief executive officer and chairman shall have [ * ] to mutually agree on how to resolve such issue. If such parties are unable to resolve such issue within the [ * ] period, then such issue shall be brought to the Symphony Allegro Board, and the Symphony Allegro Board shall promptly resolve such issue, which resolution shall be binding on Holdings and Alexza.
     Authority and Duties
     12. The Development Committee shall, using the Initial Development Plan and the Initial Development Budget as a basis, continue to develop and refine the Development Plan and Development Budget, and shall, at the request of the Symphony Allegro Board, submit each to the Symphony Allegro Board at the first meeting of the Symphony Allegro Board, as provided in Section 4.1 of the Amended and Restated Research and Development Agreement. Following the Symphony Allegro Board’s review, the Development Committee shall work diligently to incorporate the comments generated by such review in order to update the Development Plan and Development Budget as soon as practicable and shall then submit the updated Development Plan and Development Budget to the Symphony Allegro Board for review. The Development Committee shall thereafter continue to develop and refine the Development Plan and the Development Budget as needed, and shall conduct a comprehensive review of each on a semi-annual basis. In addition, the Development Committee shall decide on any other matters relating to the Development Plan and the Development Budget that may arise, including (i) responding to requests from RRD or Alexza for amendments to the Development Plan and/or the Development Budget, and (ii) addressing all other matters that are identified in the Operative Documents or the Symphony Allegro Charter as requiring the approval of the Development Committee (including, but not limited to, the approval of any new, or the amendment or termination of any existing, Development Subcontracting Agreement). Unless otherwise approved pursuant to Paragraph 11 hereof, or discontinued or modified pursuant to Sections 4.2(c) or 5.1 of the Amended and

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex B-3

Restated Research and Development Agreement, no material change to the Development Plan or Development Budget will be adopted by Symphony Allegro unless and until the Development Committee approves such change.
     13. The Development Committee shall report at least quarterly to the Symphony Allegro Board regarding progress relative to the Development Plan and the Development Budget, and any changes in the Development Plan and/or Development Budget, and shall respond promptly to any reasonable requests for additional information made by the Symphony Allegro Board. The Development Committee shall also submit its material decisions regarding the Development Plan and Development Budget to the Symphony Allegro Board, including regulatory strategies and discontinuation or modification of the Programs.
     14. The Development Committee shall continuously evaluate the funding requirements of the Programs, and may, in the event of a shortfall in the funds allocated to one or more Programs, and subject to the approval of the Symphony Allegro Board, reallocate funds within the Development Budget to compensate for such shortfall.
     The foregoing list of duties is not exhaustive, and the Development Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its duties and the furtherance of the development of Programs, including as may be required under any Operative Document. In no event shall the Development Committee have the power to amend any of the Operative Documents. The Development Committee shall have the power to delegate its authority and duties to sub-committees as it deems appropriate; provided, however, that each such sub-committee shall have at least one (1) Development Committee Member who is designated by Holdings and at least one (1) Development Committee Member who is designated by Alexza.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex B-4

ANNEX C
INITIAL DEVELOPMENT PLAN AND INITIAL DEVELOPMENT BUDGET
{See attached.}
[ * ]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex C-1

ANNEX D
{Intentionally Omitted}

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex D-1

ANNEX E
PAYMENT TERMS
     1. With respect to the development activities and services provided by Alexza pursuant to this Agreement, and in accordance with the terms of this Agreement, the Development Plan and the Development Budget, Alexza will invoice Symphony Allegro, and Symphony Allegro will pay Alexza, as follows:
          (a) fees for any development activities or services for which billings and/or payment provisions are specified within other sections of this Agreement shall be billed and paid in accordance with such sections of this Agreement,
          (b) an annual fee of [ * ], paid in equal monthly installments, for activities and services to be provided by Alexza Key Personnel in connection with preparation for, and attendance at, Development Committee meetings, and other activities associated with the oversight and management of the development activities by Alexza pursuant to this Agreement; provided however, that there shall be no FTE allocation or reimbursement with respect to activities and services provided by such Alexza Key Personnel, and
          (c) fees for any other development activities and services by non-senior management Alexza personnel and out-of-pocket fees, associated personnel costs, expenses and pass-through costs actually incurred by Alexza or Alexza personnel in performing the development activities and services pursuant to this Agreement, which fees, personnel costs, expenses and pass-through costs have been estimated in the Development Budget, as such Development Budget may be modified upon approval of the Development Committee, shall be invoiced by Alexza to Symphony Allegro following the end of the month in which such development activities and services were performed or such out-of-pocket fees, personnel costs, expenses or pass-through costs incurred, and shall be paid by Symphony Allegro within [ * ] of receipt of a valid invoice from Alexza, and
          (d) fees for any manufacturing-related activities shall be:
               (i) for Clinical Trial Material and devices produced in Design Verification Testing (DVT), [ * ]; and
               (ii) for all other devices (including DVT and DCT production runs), direct cost of all components plus FTE costs associated with such manufacture, quality testing, etc.
     2. Alexza’s monthly invoices must include receipts, third party invoices or other reasonable documentation for all fees, personnel costs, expenses and pass-through costs of Alexza and Alexza personnel. Personnel costs in item 1(c) shall be reimbursed at an annual fully burdened FTE rate of [ * ]. Alexza’s invoices not in accordance with the requirements of this section may incur delays in payment. Alexza shall not charge any administrative fees to

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex E-1

Symphony Allegro in connection with any fees, personnel costs (other than as set forth in item 1(b) of this Annex E), expenses or pass-through costs.
     3. All fees, personnel costs, expenses and pass-through costs will be payable in US Dollars. If Symphony Allegro disputes in good faith any portion of an invoice, then Symphony Allegro shall pay the undisputed amounts as set forth in the preceding sentence and the parties shall use good faith efforts to reconcile the disputed amount as soon as practicable.
     4. Alexza will transmit invoices to Symphony Allegro at the following address:
Symphony Allegro, Inc.
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Accounts Payable
     5. All payments to Alexza shall be sent to Alexza, as follows:

If mailed:	Alexza Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, CA 94303
Attn: Accounts Receivable

If wired:	Name of bank:	[ * ]
	Bank number:	[ * ]
	Routing number:	[ * ]
	Alexza account number:	[ * ]
	Bank address:	[ * ]
[ * ]
[ * ]
[ * ]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex E-2

SCHEDULE 6.2
SUBCONTRACTING AGREEMENTS
1.                [ * ]
Development Agreement between Alexza and Autoliv ASP, Inc. dated October 3, 2005.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 6.5
ALEXZA KEY PERSONNEL
[ * ]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 12.1(f)
MATERIAL DISCLOSED CONTRACTS
Development Agreement between Alexza and Autoliv ASP, Inc. dated October 3, 2005.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.